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                                                                    EXHIBIT 10.1




STATE OF NORTH CAROLINA  )                            OPERATING AGREEMENT
                         )                                     OF
COUNTY OF MECKLENBURG    )                            STATION HILL L.L.C.


      OPERATING AGREEMENT (this "Agreement"), made and entered into as of the 20th day of November, 1998, by and between SUMMIT PROPERTIES PARTNERSHIP, L.P. ("Summit"), HOLLOW CREEK, L.L.C. ("Hollow Creek", and referred to jointly with Summit as the "Members"), and STATION HILL L.L.C.

                              W I T N E S S E T H:

      WHEREAS, the Members enter into this Agreement for the purpose of acquiring, owning and managing certain residential apartment properties identified on Schedule I hereto (the "Properties") and engaging in such other business activity or activities as the Members may determine are necessary or appropriate to accomplish the foregoing;

      WHEREAS, the Company was previously formed by Herman Spence III ("Spence"), and Spence hereby executes this Agreement solely to acknowledge his withdrawal as a member of the Company; and

      WHEREAS, for such purpose, the Members desire to operate a limited liability company subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I.

                                     GENERAL

      1.1 FORMATION OF COMPANY. The Members agree to operate a limited liability company (the "Company") in accordance with and pursuant to the North Carolina Limited Liability Company Act (the "Act").

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      1.2   PURPOSES AND SCOPE OF COMPANY.

            1.2.1 PURPOSES. The purposes of the Company shall be limited strictly to (a) accepting the contribution by Summit of the Summit Properties pursuant to Section 3.2; (b) accepting the contribution by Hollow Creek of the Hollow Creek Properties which shall be purchased by Hollow Creek from Summit pursuant to the Purchase Agreement, (c) owning, operating, financing, leasing, and disposing of the Properties, (d) exercising or waiving, at any time and from time to time, any and all rights, options and remedies of the Company as owner of all or any portion of, or any interest in the Properties and any rights, easements and appurtenances in anywise appertaining to any of the foregoing, and (e) engaging in such other operations and businesses as the Members deem necessary or appropriate to accomplish the foregoing purposes. The Company shall not engage in any other business or activity.

            1.2.2 NO INDIVIDUAL AUTHORITY. Except as otherwise expressly provided in this Agreement, no Member, acting alone, shall have any authority to act for, undertake, incur or assume any obligation, liability or responsibility on behalf of the other Members or the Company. No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. The interests of the Members in the Company shall constitute personal property.

            1.2.3 NO RESTRICTIONS. Except as provided in Section 1.2.4, nothing contained in this Agreement shall be construed to prohibit any Member or any of its Affiliates from owning, developing, operating, leasing, financing or investing in any real estate, wherever located, not owned or operated by the Company, or be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever. Each Member agrees that the other Members, any Affiliate or any Person or entity related to such Member or Affiliate may engage in or possess an interest in another business venture or ventures of any nature and description, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, syndication, brokerage or development of real property, and neither the Company nor the Members shall have any rights by virtue of this Agreement in and to said independent ventures or to the income, profits or benefits derived therefrom. The organization of the Company shall be without prejudice to the Member's


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      respective rights (or the rights of their respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights such Member might otherwise have to share or participate in such other interests or activities of any other Member or such other Member's Affiliates.

            1.2.4 SUMMIT NON-COMPETE; RIGHT OF FIRST OFFER FOR NEW DEVELOPMENT. Notwithstanding anything contained in Section 1.2.3 or elsewhere in this Agreement to the contrary, Summit agrees that until the second anniversary of the Closing Date, neither Summit nor any of its Affiliates will engage or propose to engage with a third-party equity investor in the new development of a residential apartment property within the area within a one-half mile radius of any Property (a "New Development") unless Hollow Creek has been provided a right of first offer to participate in such proposed development on the same terms as such third party. Summit shall give Hollow Creek prompt written notice of the proposed terms of any New Development and Hollow Creek shall have 20 days to determine whether to participate in the New Development; if Hollow Creek shall not notify Summit within such 20-day period that it wishes to participate in the New Development, Summit shall be free to proceed with the New Development with a third party substantially on the terms proposed to Hollow Creek. Any substantial modification of the terms of the third party's participation shall entitle Hollow Creek to an additional 10-day period to review such modified terms and determine whether it wishes to exercise its right of first offer to participate in the New Development on such modified terms.

            1.2.5 NO RESPONSIBILITY FOR OTHER'S COMMITMENTS. Neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation of another Member incurred either before or after the execution of this Agreement, other than those joint responsibilities, liabilities, indebtedness or obligations incurred pursuant to the terms of this Agreement, and each Member indemnifies and agrees to defend, save and hold the others harmless from such obligations and indebtedness except as aforesaid. Without limiting the generality of the foregoing, neither the Company nor Hollow Creek shall have any obligation whatsoever with respect to the Properties which relates to any event, condition or activity occurring prior to the Closing Date or any liability which was incurred with respect to the Properties or their operation prior to the Closing Date. Hollow Creek shall not be deemed to be or have been a partner or joint venturer or shall have any obligation or liability whatsoever with Summit with respect to


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      the acquisition of the Land, the construction of the Buildings or the ownership of the Properties, the planning and other development work for any Property, or the construction, ownership, operation or management of any Property prior to the contribution of the Summit Properties to the Company pursuant to Section 3.2 or the purchase by Hollow Creek of the Hollow Creek Properties from Summit pursuant to the Purchase Agreement, as applicable.

      1.3 NAME. The business of the Company shall be conducted under the "Station Hill L.L.C."

      1.4 PRINCIPAL OFFICE. The principal office and registered office of the Company shall be maintained at 212 South Tryon Street (Suite 500), Charlotte, North Carolina 28281, or at such other place as may be designated by the Members.

      1.5 REPRESENTATIONS BY EACH MEMBER. By its execution and delivery of this Agreement, each Member represents, and warrants to each other Member and agrees that (a) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action of its partners or directors and shareholders, as applicable; (b) the consummation of such transactions will not result in a breach or violation of, or a default under, its constituent documents, any agreement (other than those relating to debt being satisfied in full on or before the consummation of such transaction) by which it or any of its partners or shareholders (as applicable) or any of its properties is bound or any statute, regulation, order or other law to which it or any of its partners or shareholders (as applicable) is subject; (c) this Agreement is its binding and enforceable agreement, enforceable against it in accordance with its terms; (d) in the case of Summit, its sole general partner is Summit Properties Inc.; (e) in the case of Hollow Creek, it is an indirect wholly owned limited liability company of The Travelers Insurance Company ("TTIC"); (f) in the case of Summit, as of the Closing Date, (i) the conditions described in Subsections 3.4.2, 3.4.5, 3.4.6, 3.4.8 and 3.4.9 are true and correct and will have been duly satisfied as of the Closing Date, (ii) during the period from June 30, 1998, to the Closing Date, the management and operation of the Properties and of Summit Properties Inc. (the "REIT") have been conducted in the ordinary course, consistent with past practice with no material changes except to the extent disclosed on Schedule IV hereto, (iii) during the period from June 30, 1998, to the Closing Date, there have not been any new material agreements with respect to the Properties which have not been approved in writing by Hollow Creek, (iv) except as disclosed on Schedule IV, neither Summit nor the REIT have agreed to, are subject to or is currently entertaining an offer from a third party to


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acquire Summit, the REIT or any material portion of the capital stock or assets of Summit or the REIT and (v) all other representations and warranties made by Summit to Hollow Creek or the Company in any other document or instrument delivered by Summit with respect to the Properties (including the Purchase Agreement), this Agreement and the transactions contemplated hereby will be true and correct as of the Closing Date in all material respects (except to the extent that a representation or warranty already includes a materiality qualification, in which case such representation and warranty will be true and correct as of the Closing Date in all respects); and (g) in the case of Hollow Creek, as of the Closing Date, (i) the conditions described in Subsections 3.5.3, 3.5.4 and 3.5.5 are true and correct and will have been duly satisfied as of the Closing Date, (ii) when contributed by Hollow Creek to the Company as required by this Agreement, the Hollow Creek Properties will be free and clear of any lien or encumbrance arising by, through or under Hollow Creek, and (iii) all other representations and warranties made by Hollow Creek to Summit in any other document or instrument delivered by Hollow Creek with respect to this Agreement and the transactions contemplated hereby will be true and correct as of the Closing Date in all material respects (except to the extent that a representation or warranty already includes a materiality qualification, in which case such representation and warranty will be true and correct as of the Closing Date in all respects).



                                   ARTICLE II.

                ACCOUNTING; BANKING; REPORTS; CAPITAL ACCOUNTS

      2.1 BOOKS OF ACCOUNT.

            2.1.1 BOOKS AND RECORDS. The Company shall keep accurate, full and complete books of account showing exclusively its assets and liabilities, income, expenses, operations, transactions and financial condition in such a manner as to enable the preparation of the Company's United States Federal information tax return in compliance with Section 6031 of the Code, and such other records as may be required in connection with the preparation and filing of the Company's required United States Federal, state and local income tax returns or other tax returns or reports of foreign jurisdictions, including, without limitation, the records reflecting the Capital Accounts and adjustments thereto specified in
      Section 3. All such books and records shall at all times be made available at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members


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      or their duly authorized representatives during normal business hours upon reasonable prior notice. All financial statements shall be accurate in all material respects, shall present fairly the financial position and results of the operation of the Company and shall be prepared in accordance with generally accepted accounting principles consistently applied. Except where specifically provided to the contrary in this Agreement, the Members shall determine the methods to be used in the preparation of financial statements. The books, accounts and records of the Company shall be at all times maintained by the Manager at the Company's office set forth in
      Section 1.4 or at such other office as the Members may from time to time designate.

            2.1.2 AUDITS. Any Member may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the Company during normal business hours. Audits may be on either a continuous or a periodic basis, or both, and may be conducted by employees of any Member, or employees of an Affiliate, or by independent auditors, counsel or other agents or consultants retained by the Company, any Member or an Affiliate upon reasonable Notice to the Company at the offices of the Company set forth in Section 1.4, or at any other location of the books, accounts and records.

      2.2 FISCAL YEAR. The Fiscal Year of the Company (the "Fiscal Year") shall be the calendar year unless the Members (subject to obtaining the consent of the Internal Revenue Service) shall hereafter agree in writing to a change of such annual period for the Fiscal Year; provided, however, that any Fiscal Year in which the respective Membership Interests of the Members are adjusted in accordance with the terms of this Agreement, shall be divided into two or more accounting periods each of which shall begin on the first day of such Fiscal Year, or if the Fiscal Year is any Fiscal Year other than the first Fiscal Year in a calendar year period, the date of such adjustment of the respective Membership Interests of the Members, and shall end on the day immediately preceding the date of such adjustment of the respective Membership Interests of the Members or, if the Fiscal Year is the last Fiscal Year of the calendar year period, on the last day of such Fiscal Year. In addition, if the first year of the term of this Agreement shall begin on a date other than the first day of the calendar year and the last year of the term of this Agreement shall end on a date other than the last day of the calendar year, then such abbreviated calendar years shall constitute Fiscal Years unless the Members shall have agreed in writing to a change of the annual period for the Fiscal Year and the Internal Revenue Service shall have consented to such change. Each of such accounting periods shall be treated for purposes of this Agreement as


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a Fiscal Year and any Profit or Loss realized in any such accounting periods shall be allocated to the Members in the manner provided in Section 4.1 as if such Fiscal Years were annual Fiscal Years.

      2.3 BANK ACCOUNTS. The Company will maintain bank accounts in such banks as the Manager may designate from a list approved by Hollow Creek, exclusively for the deposit and disbursement of all funds of the Company. All funds of the Company shall be promptly deposited in such accounts. The initial signatories for such accounts shall include the Manager and Hollow Creek; the Members may from time to time designate different or additional signatories for such accounts.

      2.4 PERIODIC STATEMENTS. From and after the Closing Date, the Manager shall prepare and distribute the following statements to each Member:

            2.4.1 MONTHLY STATEMENT. A monthly statement for each month not covered by the quarterly report referred to in Section 2.4.2, no later than the 15th day after the end of each such calendar month during each Fiscal Year of the term of this Agreement, setting forth in detail the following items, accompanied by a certificate of the chief financial officer of the Manager, stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of the Company and are prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments): (i) monthly and year to date operating statements noting Cash Flow, gross receipts and expenses, a profit and loss statement and other information necessary and sufficient under generally accepted accounting principles to fairly represent the financial position and results of operation of each Property during such calendar month, all in form satisfactory to Hollow Creek; (ii) a Property balance sheet for each such month; (iii) a comparison of the Budgeted income and expenses and the actual income and expenses for each calendar month and year to date together with a detailed explanation of any variances of 5% or more between budgeted and actual amounts of such monthly periods and year to date, and (iv) such other reports and financial information referred to in the Property Management Agreement.

            2.4.2 QUARTERLY REPORT. A quarterly report, no later than the 15th day of each January, April, July and October during each Fiscal Year of the term of this Agreement, including the information on a quarterly basis required by Section 2.4.1 as well as (i) a balance sheet prepared on an


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      accrual basis dated as of the last day of the calendar month preceding such date, (ii) a profit and loss statement prepared on both an accrual and cash basis for the three calendar month period preceding such date,
      (iii) a cumulative calendar year profit and loss statement prepared on both an accrual and a cash basis, (iv) a capital account statement for the three calendar month period preceding such date setting forth in detail the balance in the respective Member's capital account and the debits and credits thereto, and (v) a statement setting forth any fees paid to any Member or Affiliate;

            2.4.3 ANNUAL STATEMENT AND AUDIT. A full, detailed and certified statement on an accrual and cash basis and prepared as the result of a general accounting and audit by the Accountants, and a full, complete and certified report of the audit scope and audit findings in the form of a management report with an internal controls memorandum, no later than the 90th day after the end of each Fiscal Year covering the assets, properties, liabilities and net worth of the Company and its dealings, transactions and operations during each such Fiscal Year and all matters customarily included in such statements, accountings and audits including, but not limited to (i) a cumulative statement for each Fiscal Year of each of the statements required in Subsections 2.4.1 and 2.4.2, and (ii) a statement setting forth each Member's allocable share of Profit, Loss, deductions, credits and items of tax preference.

            2.4.4 OBJECTIONS TO STATEMENTS. Any Member shall have the right to object to the statements described in Subsections 2.4.1, 2.4.2 and 2.4.3 by giving Notice to the other Members indicating in reasonable detail the objections of such Member and the basis for such objections within 45 days after any statement is received by such Member. If the Members shall fail to give such Notice within said 45 day period, such statement and the contents thereof shall, in the absence of fraud or willful misconduct by the Manager, another Member or the Accountants certifying the statements, be deemed conclusive and binding upon each Member so failing to give such Notice except to the extent such statement is subsequently revised as a result of any audit conducted pursuant to Subsection 2.1.2 or Section
      2.4.3. Objections to any statement and any disputes concerning the findings of and questions raised as the result of audits of the books, accounts and records of the Company shall be settled by the Members.

      2.5 TAX POLICY. The Company shall make any and all tax accounting and reporting elections and adopt such procedures as are determined by the Members;


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provided, however, that depreciation on the Properties shall be taken over the shortest period which may be allowed under applicable Federal, state and local tax laws and regulations governing straight line depreciation. If as a result of any distribution of Net Cash Flow or Capital Proceeds a Member is required to recognize gain under Section 731 of the Code, the Company shall elect, in accordance with the requirements of Section 754 of the Code, to adjust the Company's basis in the Property or any other capital assets of the Company pursuant to Section 734(b) of the Code. In addition, in connection with any permitted assignment or transfer of a Member's interest in the Company, the Company, at the request of the transferor or transferee of such interest in the Company, at the time and in the manner provided in the Code, may make an election to adjust the Company's basis in the Property or any other capital assets of the Company pursuant to Section 743(b) of the Code. The Company shall be reimbursed by the Member requesting any such tax election for any costs of the Company related to the making of such election.

      2.6 TAX RETURNS. The Company shall be treated and shall file its tax returns as a partnership for Federal, state and municipal income tax and other tax purposes. The Company shall not elect to be classified as a corporation for tax purposes, and the Company shall not permit itself to be a publicly traded partnership within the meaning of Section 7704 of the Code. The Manager shall prepare or cause to be prepared, on an accrual basis, all Federal, state and municipal Company tax returns required to be filed and shall submit such tax returns to the Members for review and approval no later than 30 days prior to the due date of such returns, but in any event not later than March l5th of each calendar year. Each Member shall provide Notice to the other Members upon receipt of any notice of tax examination of the Company by Federal, state or local authorities. The Manager shall also be required to register the Company as a "tax shelter Company" if the Company is required by the provisions of Section 6111 of the Code to register as a "tax shelter Company," as determined by the Company's accountants or attorneys.

      2.7 AGREED VALUE. Each Property that is contributed to the Company will have an agreed fair market value on the Closing Date as set forth on Schedule III hereto (the "Agreed Value"). The Agreed Value shall be unconditionally binding throughout the life of the Company for purposes of establishing the fair market value of such Property on the Closing Date.

      2.8 TAX BASIS. The Members agree that, for Federal income tax purposes, the adjusted basis to the Company of the Properties contributed by Summit may


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differ from the Agreed Value. Income, depreciation, gain or loss with respect to such Properties shall be allocated to the Members so as to take into account, to the full extent required or permitted by Section 704(c) of the Code, all of the differences between the adjusted basis of such Properties to the Company for Federal income tax purposes (determined at the time of contribution) and the Agreed Value so that the income, depreciation, gain or loss with respect to such Properties allocable to the Member or Members who did not make such contribution shall be that amount which it would have been if the adjusted basis of such Properties had been equal to its Agreed Value. For such purposes, the Company shall utilize the remedial allocation method as described in Treas. Reg. ss. 1.704-3.

      2.9 DESIGNATION OF TAX MATTERS MEMBER. Summit is hereby designated as the "Tax Matters Member" under Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Summit shall take no action in its capacity as Tax Matters Member in any audit, administrative proceeding or judicial proceeding involving the potential adjustment or altering the character of any material item on a tax return of the Company without the prior written consent of Hollow Creek. Expenses of administrative proceedings relating to the determination of Company items at the Company level undertaken by the Tax Matters Member shall be expenses of the Company.

      2.10 MAINTENANCE OF CAPITAL ACCOUNTS. Separate capital accounts shall be maintained for the Members, and the following provisions shall apply in maintaining the capital accounts and in allocating profits and losses:

            2.10.1 MAINTENANCE OF CAPITAL ACCOUNTS. Company shall maintain a capital account for each Member in accordance with the rules set forth in Treasury Regulation ss. 1.704-1(b).

            2.10.2 CREDITS AND DEBITS. In general, each Member's capital account shall be increased (credited) by (a) the amount of money and the fair market value of property contributed by such Member to the Company (net of any liabilities to which the contributed property is subject), and (b) all items of Profit, income and gain (including income and gain, if any, exempt from tax and items allocated pursuant to Section 4.2) allocated to such Member; and shall be decreased (debited) by (c) the amount of money and the fair market value of property distributed to such Member (net of any liabilities assumed by such Member and liabilities to which such distributed property is subject, and


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      after adjusting the Members' capital accounts by the Members' shares of the unrealized income, gain, loss and deduction inherent in such property and not reflected in such capital accounts previously, as if the property had been sold for its then fair market value), (d) all items of deduction and Loss (including any items allocated pursuant to Section 4.2) allocated to such Member, and (e) allocations to such Member of expenditures of the Company described in ss. 705(a)(2)(B) of the Code.

            2.10.3 CONTRIBUTED PROPERTY. If the contributed property is reflected on the books of the Company at a book value that differs from the adjusted tax basis of the property, then the capital accounts will be adjusted for allocations of income, gain, deduction and loss with respect to such property as computed for book purposes, and the Members' distributive shares of the corresponding tax items will not be independently reflected in such capital accounts, all as set forth in Treasury Regulation ss. 1.704-1(b). In determining each Members' distributive share of the taxable income or loss of the Company for Federal tax purposes, income, gain, loss or deduction with respect to the contributed property shall be allocated to each Member in such a manner as will take into account (as required by ss. 704(c) of the Code and any applicable Treasury Regulations thereunder) the difference between the adjusted basis for Federal income tax purposes of such property to the Company and the agreed fair market value of such property at the time of its contribution.

            2.10.4 ADJUSTMENTS. If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the capital account of the transferor to the extent the capital account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(f), the capital account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the capital accounts for all Members shall be maintained in compliance with the provisions of Treasury Regulation
      Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of capital accounts shall be interpreted and applied in a manner consistent with that Treasury Regulation.

            2.10.5 COMPUTATION DATES. In computing a Member's capital account as of any given date in the manner provided above, any Profit or Loss realized or incurred by the Company for any Fiscal Year ending on or prior to


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      such date shall be allocated to the Members and taken into account in computing such Member's capital account as of such date.

            2.10.6 NON-INTEREST BEARING. No interest shall be paid by the Company on capital contributions or on balances in the Members' capital accounts.

            2.10.7 LIMIT ON WITHDRAWALS AND DISTRIBUTIONS. No Member shall be entitled to withdraw any part of his capital contribution or his capital account or to receive any distribution from the Company, except as expressly provided herein.

      2.11 LOANS FROM MEMBERS. No Member shall be obligated to lend any money to the Company. Except as provided in Section 6.3.2 and in Section C(2) of Addendum I, the Company shall not borrow any money without the approval of the Members as set forth in Article V. If following approval by the Members pursuant to Section 5.1, any Member shall lend any money to the Company (herein referred to as a "Loan" from the applicable Member(s) and collectively as the "Loans" of the Members) such Loans shall bear interest at a rate (a) which is 4% above the average of the prime rate prevailing and published from time to time at NationsBank, N.A. while such Loans are outstanding, adjusted as of the date of each prime rate change at said institution (such average NationsBank rate being the "Base Rate"), or (b) the highest rate of interest permitted by law for the lending Member which, if exceeded, could subject the lending Member to penalties for usury, whichever is the lesser of the two amounts. If, following such approval, any Member shall make a Loan to the Company, such Loan shall not increase the capital account of such Member or entitle the Member to any increase in its share of the distributions of the Company. Such Loan shall be an obligation of the Company, no Member shall be personally obligated to repay the Loan, and the Loan shall be payable or collectible only out of the assets of the Company. If, at any time, the terms of several Loan documents require payment of interest or of principal to be made in an identical manner and on the same dates, and neither of the Loans has priority over the other pursuant to the terms of such Loan documents, all payments of interest thereon shall be made pro rata, in proportion to the total balance of interest then due and payable on each of such Loans and thereafter, any repayments of the principal balance of such Loans shall be made pro rata, in proportion to the remaining total principal balance of each of such Loans.


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                                  ARTICLE III.

                              CAPITAL CONTRIBUTIONS

      3.1 CLOSING DATE. The date upon which the Lender funds the Mortgage, Hollow Creek purchases the Hollow Creek Properties from Summit pursuant to the Purchase Agreement and the Members contribute their Capital Contributions required to be contributed at such time (subject, however, to the provisions of Section 3.4 and 3.5), shall be referred to as the "Closing Date". Summit shall give Hollow Creek at least five business days prior written Notice (the "Closing Notice") of a proposed Closing Date, which proposed date shall occur no later than December 31, 1998. Notwithstanding such Closing Notice, Hollow Creek shall select the actual Closing Date by providing Notice to Summit, which Notice shall be given after receipt of the Closing Notice from Summit and receipt of evidence satisfactory to Hollow Creek demonstrating that Summit will be capable of satisfying all of the Hollow Creek Closing Conditions. The actual Closing Date selected by Hollow Creek shall occur within five business days of the date proposed by Summit as set forth in Summit's Closing Notice.

      3.2 CLOSING DATE TRANSACTIONS. On the Closing Date, (a) subject to the Summit Closing Conditions set forth in Section 3.5, Summit shall convey the Summit Properties to the Company pursuant to a special warranty deed substantially in the form of Exhibit A hereto (the "Summit Deed") as its Initial Capital Contribution, (b) subject to the closing conditions set forth in the Purchase Agreement, Hollow Creek shall purchase the Hollow Creek Properties from Summit pursuant to the Purchase Agreement, (c) subject to the Hollow Creek Closing Conditions set forth in Section 3.4, Hollow Creek shall contribute the Hollow Creek Properties to the Company pursuant to a special warranty deed substantially in the form of Exhibit B hereto (the "Hollow Creek Deed") as its Initial Capital Contribution, (d) Hollow Creek and Summit shall execute, where necessary, and deliver to the Company, those documents relating to the Hollow Creek Properties and Summit Properties, respectively, substantially in the same form as provided in Section 3(c)(2)-(5),(7),(9)-(16) of the Purchase Agreement;
(e) the Company shall close the Mortgage transaction and execute assignment and assumption agreements substantially in the same form as provided in Section 3(d) of the Purchase Agreement, and (f) the Members shall make additional capital contributions (the "Special Capital Contributions") in cash to the Company equal to any additional amounts which are needed by the Company to pay closing costs payable by the Company in connection with the foregoing transactions and are not financed by the Mortgage, such Special Capital Contributions to be made on a pro rata basis based on the Members' Percentages.

      3.3 REDEMPTION OF THE INTERESTS OF HOLLOW CREEK. In the event that (a) Lender does not fund the Mortgage or Summit does not contribute all of its Initial Capital Contribution and any Special Capital Contribution required to be contributed on the Closing Date in full on the Closing Date, for any reason, including but not limited to a failure by Summit to satisfy one or more of the Hollow Creek Closing Conditions as required by Section 3.4, and (b) Hollow Creek has made a Capital Contribution to the Company or purchased the Hollow Creek Properties from Summit pursuant to the Purchase Agreement, Hollow Creek shall, without waiver of any other rights and remedies which may be available to Hollow Creek at law or in equity, have the right to cause the Company and Summit to (i) redeem the entire interest in the Company of Hollow Creek for a purchase price to Hollow Creek equal to the amount, if any, by which the sum of (w) all Capital contributed prior to the date of withdrawal by Hollow Creek to the Company (valuing any Hollow Creek Property contributed by Hollow Creek to the Company at the agreed value set forth on Schedule III hereto) plus an amount equal to the excess of (x) any Profit of the Company allocated to Hollow Creek under this Agreement over the sum of (y) all cash distributions previously made to Hollow Creek under this Agreement and (z) any Loss allocated to Hollow Creek under this Agreement, and (ii) if any of the Hollow Creek Properties have been purchased by Hollow Creek from Summit pursuant to the Purchase Agreement but not yet contributed to the Company for any reason, an amount equal to all payments made by Hollow Creek pursuant to the Purchase Agreement with respect to such Hollow Creek Properties, whereupon Hollow Creek shall either contribute such Hollow Creek Properties to the Company pursuant to a Hollow Creek Deed or reconvey them by a similar deed to Summit, as directed by Summit. All expenses of any such redemption and reconveyance shall be for the account of Summit. The withdrawal of Hollow Creek and the redemption of its interest in the Company shall be effective as of the date specified by Hollow Creek and shall be accomplished by the termination of this Agreement as a result of the withdrawal of Hollow Creek from the Company, the execution of a quitclaim deed to the Properties by the Members and the distribution of the Properties to Summit. The Company and each Member hereby acknowledge and agree that any distributions to Hollow Creek of its entire interest in the Company in accordance with this Section 3.3 shall be treated as a distribution to Hollow Creek pursuant to Section 736(b) of the Code.

      3.4 HOLLOW CREEK CLOSING CONDITIONS. The following requirements and obligations are and shall be conditions precedent to, and shall be satisfied by Summit prior to the contribution of any Capital Contribution of Hollow Creek required to be contributed on the Closing Date (herein referred to individually as a "Hollow Creek Closing Condition" and collectively as the "Hollow Creek Closing Conditions"). Time is of the essence of the Hollow Creek Closing Conditions to enable closing in accordance with Section 3.2. Summit shall use its best efforts to satisfy the Hollow Creek Closing Conditions within the period established for the occurrence of the Closing Date. Hollow Creek shall not have any obligation to make any Capital Contribution required to be contributed on the Closing Date unless Summit has complied with each and every one of the Hollow Creek Closing Conditions set forth herein. Hollow Creek, however, shall have the right, in its sole discretion, to waive a Hollow Creek Closing Condition, in the event of any failure by Summit to fulfill all of the Hollow Creek Closing Conditions prior to the time period established for the occurrence of the Closing Date in accordance with Section 3.1, or unilaterally to extend the time for the occurrence of the Closing Date to allow Summit to fulfill the Hollow Creek Closing Conditions. No such extension of the time period for the occurrence of the Closing Date shall be effective unless expressly given in writing signed by a duly authorized representative of Hollow Creek. The waiver of any Hollow Creek Closing Condition shall not constitute a waiver of any other Hollow Creek Closing Condition; nor shall the failure of Hollow Creek to complain of the failure of any of the Hollow Creek Closing Conditions or to declare Summit or the Company in default with respect to any Hollow Creek Closing Condition constitute a waiver by Hollow Creek of such Hollow Creek Closing Condition, so long as such failure by Hollow Creek has not continued for a period of more than 30 days after the Closing Date.

            3.4.1 CAPITAL CONTRIBUTIONS OF SUMMIT. Summit shall have contributed its Initial Capital Contribution by conveyance of the Summit Properties pursuant to the Summit Deed as set forth herein, as of the Closing Date, and paid to the Company in cash any Special Capital Contribution which Summit may be required to contribute on the Closing Date;

            3.4.2 SUMMIT PROPERTIES. The conditions set forth in Schedule V (which is hereby incorporated by reference herein as if set forth in full herein) with respect to the Summit Properties shall be duly satisfied, completed and fulfilled in all respects and all amounts required thereby to be paid shall have been paid in full, and Summit shall have provided Hollow Creek with evidence to such effect reasonably satisfactory to Hollow Creek.

            3.4.3 ENVIRONMENTAL ASSESSMENT. Hollow Creek shall have completed its due diligence investigation and analyses of the Properties and, without limitation thereof, shall have received an environmental assessment conducted on each Summit Property by an independent engineering firm of Hollow Creek's choice and at the Company's cost prior to November 15, 1998. If it appears said assessment shall not be completed by such date, the parties may agree to an extension of the due diligence period by Hollow Creek giving Summit written Notice of the need for additional time to complete said report at least 10 days prior to November 15, 1998, setting out the length of the requested extension. Summit shall promptly notify Hollow Creek of its consent or non-consent to said extension in writing. If Summit does not notify Hollow Creek at least five days after Hollow Creek's extension request of its consent or nonconsent to said extension, Summit will be deemed to have consented to said extension. Summit's contribution of the Summit Properties to the Company shall be contingent on Hollow Creek's approval of the results of said environmental assessment. If Hollow Creek does not approve said environmental assessment results or if the assessment report is not completed within the allowed time and Summit does not consent to an additional extension, Hollow Creek may terminate this Agreement without liability to Summit by giving Summit written Notice of its disapproval. Said written Notice of disapproval shall be given within 10 days after expiration of the due diligence period. Regardless of whether Hollow Creek approved the environmental assessment report, Hollow Creek shall provide Summit with a copy of said report within 10 days after it has been received by Hollow Creek in a final completed form.

            3.4.4 REPRESENTATIONS AND WARRANTIES OF SUMMIT. The representations and warranties of Summit contained in Section 1.5 and the representations and warranties set forth in Schedule VI with respect to the Summit Properties (which is hereby incorporated by reference herein as if set forth in full herein) shall each be true and correct and Hollow Creek shall have received a certificate to that effect signed by the general partner of Summit. All other representations and warranties made by Summit to Hollow Creek in this Agreement or any other document or instrument delivered by Summit with respect to the Properties shall be true and correct as of the Closing Date in all respects.

            3.4.5 BANKRUPTCY OR INSOLVENCY. Neither Summit nor the Company shall have committed any act which would provide grounds for the entry of any order for relief under the Federal Bankruptcy Code; and there shall not have been filed by Summit, the Company or any other Person or entity in any court or with any governmental body pursuant to any statute of the United States of America or of any State, a petition seeking relief for bankruptcy or insolvency of Summit or the Company, or seeking to effect any plan or other arrangement with or for the benefit of creditors or seeking the appointment of a receiver, transfer or custodian for all or a substantial portion of the assets of Summit or the Company;

            3.4.6 NO LITIGATION. There shall not exist, either as of the date of execution of this Agreement or as of the Closing Date, (x) any final judgment or decree issued by any court or administrative agency of competent jurisdiction, or (y) any pending suit, litigation or other proceeding before any court, quasi-judicial body or administrative agency brought by any Person or governmental agency:

                  (I) Against Summit or the Company with respect to any Property or otherwise against or with respect to any Property (other than suits filed by mechanics or materialmen furnishing labor, services or materials with respect to the construction of such Property for which bonds reasonably satisfactory to Hollow Creek have been obtained); or

                 (II) Against any of Summit or the manager of the Properties if such judgment decree, suit, litigation, or other proceeding could, in the sole opinion of Hollow Creek, if adversely determined, impair the ability of Summit, or the manager of the Properties, as the case may be, to discharge its duties and obligations under or with respect to this Agreement, under the Property Management Agreement or otherwise with respect to the Properties.

            3.4.7 APPROVAL OF AGREEMENTS WITH SUMMIT OR ITS AFFILIATES. If any material, labor and/or services for, or with respect to, any Property are to be furnished by any firm in which Summit (or any Affiliate of Summit or any of the general or limited partners of Summit or any Affiliate of Summit) has any present or contemplated interest, such interest must have been expressly disclosed in writing to Hollow Creek at least five business days before the Closing Date, and any dealings with any such firm (including, without limitation, any written agreement therewith) must have been expressly approved in advance of the Closing Date in writing by Hollow Creek (for purposes of this Section 3.4.7, the Property Management

      Agreement to be entered into on the Closing Date pursuant to Section 5.3 shall be deemed to have been so approved by Hollow Creek).

            3.4.8 NONFOREIGN AFFIDAVIT. Hollow Creek shall have received from the general partner of Summit an affidavit by Summit stating, under penalty of perjury, the United States taxpayer identification number of Summit and that Summit is not a "foreign person" as defined in Section 1445 of the Code.

            3.4.9 NO DEFAULT. There must be no default or condition, as of the Closing Date, which constitutes or, with the passage of time or notice, or both, would constitute, a default by the Company or Summit under (a) this Agreement, the Purchase Agreement, the Mortgage Documents or the Property Management Agreement, (b) more than 2% of the Approved Leases in effect on the Closing Date or (c) any other agreement or instrument relating to the Properties which default could reasonably be expected to have a material adverse effect on the Company or its business or on the ability of the Company or Summit to perform their obligations under this Agreement, the Purchase Agreement, the Mortgage Documents or the Property Management Agreement.

            3.4.10 HOLLOW CREEK PROPERTIES. Subject only to payment of the purchase price therefor by Hollow Creek, all closing conditions to the Hollow Creek's purchase of the Hollow Creek Properties shall have been satisfied in accordance with the Purchase Agreement.

            3.4.11 MORTGAGE. Summit shall have obtained a non-recourse permanent loan to the Company in an amount not less than $68,625,000, for a term of at least ten years at an interest rate of not more than 7.2% per annum to be secured only by a lien on, and cash flow generated from, the Property owned by the Company on the Closing Date (the "Mortgage"). The documents evidencing the Mortgage and creating a security interest in the Properties and any other capital assets of the Company owned by the Company on the Closing Date (the "Mortgage Documents") shall be approved by Hollow Creek prior to the Closing Date. It is intended that the funds to be disbursed from the Mortgage on the Closing Date shall be paid out to the Members as Capital Proceeds.

            3.4.12 PROPERTY MANAGEMENT AGREEMENT. The Property Management Agreement shall have been executed and delivered by the Company and the Property Manager substantially in the form of Exhibit E hereto and any previous management agreement with respect to the Properties shall have been terminated in writing satisfactory in form and substance to Hollow Creek.

            3.4.13 REIT OPTION. Hollow Creek and the REIT shall have entered into an Option Agreement and a Registration and Shareholder Rights Agreement, each satisfactory in form and substance to Hollow Creek, giving TTIC or one of its Affiliates the right to purchase up to 5% of the common stock of the REIT on the terms set forth in the letter of intent dated September 2, 1998, between TTIC and the REIT.

            3.4.14 DOCUMENTS AND INSTRUMENTS: OPINIONS OF COUNSEL. Hollow Creek shall have received and approved such documents and instruments as may be reasonably deemed by Hollow Creek to be necessary or desirable in connection with the transactions contemplated by this Agreement and such certificates and opinions of counsel as Hollow Creek may reasonably request to evidence or establish the foregoing matters, including the due authorization, validity and enforceability in accordance with its terms of each such document and instrument.

      3.5 SUMMIT CLOSING CONDITIONS. The following requirements and obligations are and shall be conditions precedent to, and shall be satisfied by Hollow Creek prior to the contribution of any Capital Contribution of Summit (including the contribution to the Company of the Summit Properties) required to be contributed on the Closing Date (herein referred to individually as a "Summit Closing Condition" and collectively as the "Summit Closing Conditions"). Time is of the essence of the Summit Closing Conditions to enable closing in accordance with
Section 3.2. Hollow Creek shall use its best efforts to satisfy the Summit Closing Conditions applicable to it within the period established for the occurrence of the Closing Date. Summit shall not have any obligation to make any Capital Contribution required to be contributed on the Closing Date unless Hollow Creek has complied with each and every one of the Summit Closing Conditions set forth in this Section 3.5. Summit, however, shall have the right, in its sole discretion, to waive a Summit Closing Condition, in the event of any failure by Hollow Creek to fulfill all of the Summit Closing Conditions prior to the time period established for the occurrence of the Closing Date in accordance with Section 3.1, or unilaterally to extend the time for the occurrence of the Closing Date to allow Hollow Creek to fulfill the Summit Closing Conditions. No such extension of the time period for the occurrence of the Closing Date shall be effective unless expressly given in writing signed by a duly authorized representative of Summit. The waiver of any Summit Closing Condition shall not constitute a waiver of any other Summit Closing Condition; nor shall the failure of Summit to complain of the failure of any of the Summit Closing Conditions or to declare Hollow Creek in default with respect to any Summit Closing Condition constitute a waiver by Summit of such Summit

Closing Condition, so long as such failure by Summit has not continued for a period of more than 30 days after the Closing Date.

            3.5.1 CAPITAL CONTRIBUTIONS OF HOLLOW CREEK. As of the Closing Date, Hollow Creek shall have (i) purchased the Hollow Creek Properties from Summit pursuant to the Purchase Agreement, (ii) contributed its Initial Capital Contribution by conveyance of the Hollow Creek Properties to the Company, free and clear of any lien or encumbrance arising by, through or under Hollow Creek, pursuant to the Hollow Creek Deed as set forth herein and (iii) made any Special Capital Contribution to the Company which Hollow Creek may be required to contribute on the Closing Date.

            3.5.2 REPRESENTATIONS AND WARRANTIES OF HOLLOW CREEK. The representations and warranties of Hollow Creek contained in Section 1.5 shall be true and correct and Summit shall have received a certificate to such effect signed by the President or any Vice President of Hollow Creek. All other representations and warranties made by Hollow Creek to Summit in this Agreement or any other document or instrument delivered by Hollow Creek in connection with this Agreement and the transactions contemplated hereby shall be true and correct as of the Closing Date in all respects.

            3.5.3 BANKRUPTCY OR INSOLVENCY. Hollow Creek shall not have committed any act which would provide grounds for the entry of any order for relief under the Federal Bankruptcy Code; and there shall not have been filed by Hollow Creek or any other Person or entity in any court or with any governmental body pursuant to any statute of the United States of America or of any State, a petition seeking relief for bankruptcy or insolvency of Hollow Creek or seeking to effect any plan or other arrangement with or for the benefit of creditors or seeking the appointment of a receiver, transfer or custodian for all or a substantial portion of the assets of Hollow Creek.

            3.5.4 NO LITIGATION. There shall not exist, either as of the date of execution of this Agreement or as of the Closing Date, (x) any final judgment or decree issued by any court or administrative agency of competent jurisdiction, or (y) any pending suit, litigation or other proceeding before any court, quasi-judicial body or administrative agency brought by any Person or governmental agency against Hollow Creek if such judgment decree, suit, litigation, or other proceeding could, in the sole opinion of

      Summit, if adversely determined, impair the ability of Hollow Creek to discharge its duties and obligations under or with respect to this Agreement.

            3.5.5 NO DEFAULT. There must be no default or condition, as of the Closing Date, which constitutes or, with the passage of time or notice, or both, would constitute, a default by Hollow Creek under this Agreement.

            3.5.6 PROPERTY MANAGEMENT AGREEMENT. The Property Management Agreement shall have been executed and delivered by the Company and the Property Manager substantially in the form attached hereto as Exhibit E.

            3.5.7 DOCUMENTS AND INSTRUMENTS: OPINIONS OF COUNSEL. Summit shall have received and approved such documents and instruments as may be reasonably deemed by Summit to be necessary or desirable in connection with the transactions contemplated by this Agreement and such certificates and opinions of counsel as Summit may reasonably request to evidence or establish the foregoing matters, including the due authorization, validity and enforceability in accordance with its terms of each such document and instrument.

      3.6 LIMITED ENVIRONMENTAL INDEMNIFICATION BY SUMMIT. Summit shall indemnify Hollow Creek and the Company against all claims, costs, liabilities and payments which may be imposed upon the Company by reason of any condition of a Summit Property existing on the Closing Date, which (a) violates any applicable environmental law, permit, or regulation, or (b) with respect to toxic substances or hazardous wastes, as those terms are defined by applicable Federal or state law, would on the Closing Date have placed Summit in violation of any applicable environmental law, permit, or regulation if the existence of the condition had been known by Summit and had been left uncorrected on the Closing Date (hereinafter "Environmental Payments"), provided that such indemnity shall terminate and cease to be of any effect on the fifth anniversary of the Closing Date; provided that in the event that on or before on the fifth anniversary of the Closing Date, the Company receives notice of a condition or event reasonably calculated to require Environmental Payments, this indemnity shall apply to such Environmental Payments even if actually made by the Company after such anniversary of the Closing Date.

      3.7 ADDITIONAL CAPITAL CONTRIBUTIONS. Upon the consent of all Members, Interest Holders shall be required to make additional capital contributions ("Additional Capital Contributions") to the Company pro rata in accordance with their Percentages. At such time as the Members determines that the Company requires Additional Capital Contributions, the Manager shall so notify each of the Members by the issuance of a Notice which shall state (x) the amount of the required additional funding which each Member receiving the Notice shall be required to contribute as an Additional Capital Contribution determined by multiplying the then existing Percentage Interest of each Member at the time of the issuance of such Notice by the total amount of such required additional funding, and (y) the reasons of the Members for requiring such Additional Capital Contributions. Each Member shall contribute any required Additional Capital Contribution in the amount specified in the Notice within 20 days of the receipt of such Notice.

      3.8 CAPITAL OF THE PARTNERSHIP. The capital of the Company shall be the Initial Capital Contributions, the Special Capital Contributions and the Additional Capital Contributions expressly required by this Article III (the "Capital"). No Member shall have any obligation to make any contribution to the Capital of the Company or to advance any funds thereto other than the obligations of the Members to contribute the Initial Capital Contributions, the Special Capital Contributions and the Additional Capital Contributions. No Related Person shall be personally liable for the return of the Capital Contributions of any other Member or any portion thereof and such return shall be made solely from available Company assets, if any.

      3.9 NO INTEREST PAYABLE. No Member shall receive any interest on its contributions to the Capital of the Company.

      3.10 NO WITHDRAWALS. No Member shall be entitled to withdraw all or any portion of its contributions to the Capital of the Company.

      3.11 HART-SCOTT-RODINO FILING. Summit, Hollow Creek and the Company agree to cooperate in making any filing required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR ACT"), as amended, and the regulations thereunder. Each party shall make all filings required under the HSR Act within ten (10) days after the execution of this Agreement, and upon the request of the Federal Trade Commission and/or the Department of Justice, shall make any additional filings and furnish all additional information required to comply with the provisions of the HSR Act. If either the Justice Department, the Federal Trade Commission, or any other governmental agency commences action to suspend or prevent the transactions contemplated by this Agreement, and such action is not finally dismissed prior to the Closing Date, then either Hollow Creek or Summit may by written notice given to the other parties prior to the Closing Date terminate this Agreement, in which case this Agreement shall terminate and no party shall have any further rights or obligations hereunder.

      3.12 SUMMIT NAME. The parties agree that the name "Summit" shall be used with respect to the Properties in accordance with Summit's practices prior to the Closing Date so long as either (x) Summit Management Company ("SMC") or another affiliate of Summit acts as the Property Manager or (y) Summit or any of its affiliates is a member of the Company. If at any time, either (i) neither Summit nor any of its affiliates acts as the Property Manager or (ii) neither Summit nor any of its affiliates is a member of the Company, then Summit may, its sole option and discretion, require that the Company cease use of the name "Summit" in connection with any of the Properties (including, without limitation, in any logos, trade marks, service marks, brochures, or marketing information). In the event that both (A) neither Summit nor any of its affiliates acts as the Property Manager and (B) neither Summit nor any of its affiliates is a member of the Company, then use of the name "Summit" in connection with any of the Properties shall be prohibited (including, without limitation, in any logos, trade marks, service marks, brochures or marketing information). If use of the name "Summit" is no longer permitted pursuant to the terms of this SECTION 3.12, the Company shall promptly remove from the Properties any signage containing the name "Summit" and destroy or return to Summit all brochures, printed material or marketing information containing the name "Summit". The parties agree that this provision related to the use of the name "Summit" shall survive the termination of this Agreement.


                                   ARTICLE IV.

                        ALLOCATION OF PROFITS AND LOSSES;
                              DIVISION OF CASH FLOW

      4.1   ALLOCATION OF PROFITS AND LOSSES.

            4.1.1 PROFITS. Except as otherwise provided in Section 4.2, if the Company has a Profit for any year or other period, such Profit shall be allocated among the Members in the following priorities and amounts:

                  (A) First, to the Members pro rata based on, and to the extent of, the amount of cumulative Losses allocated to each respective Member pursuant to Section 4.1.2;

                  (B) Second, to the Members pro rata based on, and to the
            extent of, the difference between (i) the cumulative amount of distributions each Member has received pursuant to Section 4.4 hereof and (ii) the cumulative amount of Profits that has been allocated to each Member pursuant to this Section 4.1.1(b);

                  (C) Third, to the Members in such proportions and amounts as necessary to cause each Member's capital account balance (after being adjusted for all prior allocations of Profits and Losses and all distributions pursuant to Sections 4.4 and 4.5 hereof) to equal
            (i) in the case of the dissolution of the Company, the amount of distributions it will receive pursuant to Section 4.6 hereof, and
            (ii) in all other cases, the amount of distributions it would receive pursuant to Section 4.6 hereof if all the Company's remaining assets (i.e., the assets that are not being sold or disposed of) were sold for their book values (as determined for
            Section 704(b) capital account purposes), all of the Company's liabilities were paid, and the net proceeds were distributed pursuant to Section 4.6 hereof; and

                  (D) Fourth, to the Members in accordance with their respective
            Percentages.

            4.1.2 LOSSES. Except as otherwise provided in Section 4.2, if the Company has a Loss for any year or other period, such Loss shall be allocated among the Members in the following priorities and amounts:

                  (A) First, to the Members in accordance with their respective positive capital account balances; and

                  (B) Thereafter, to the Members in accordance with their
            respective Percentages.

      4.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order and priority:

            4.2.1 MINIMUM GAIN CHARGEBACK.

                  (A) COMPANY MINIMUM GAIN CHARGEBACK. Except as otherwise
            provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Company minimum gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company minimum gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Subsection 4.2.1(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (B) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise
            provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Member nonrecourse debt minimum gain attributable to a Member nonrecourse debt during any Company fiscal year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Subsection 4.2.1(b) is intended to comply with the minimum gain chargeback requirement in
            Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (C) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse
            deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

            4.2.2 QUALIFIED INCOME OFFSET. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a negative balance in its capital account shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

            4.2.3 GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation ss.ss.1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Subsection 4.2.3 shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in this Article IV have been made as if this Subsection 4.2.3 were not in this Agreement.

            4.2.4 SECTION 704(B) LIMITATION. Notwithstanding any other provision of this Agreement to the contrary, no allocation of any item of income or loss shall be made to a Member if such allocation would not have "economic effect" pursuant to Treasury Regulation ss.1.704-1(b)(2)(ii) or otherwise be in accordance with its interest in the Company within the meaning of Treasury Regulation ss.ss.1.704-1(b)(3) and 1.704-2. To the extent an allocation cannot be made to a Member due to the application of this Subsection 4.2.4, such allocation shall be made to the other Member(s) entitled to receive such allocation hereunder.

            4.2.5 CURATIVE ALLOCATIONS. Any allocations of items of income, gain, or loss pursuant to Subsections 4.2.1 through 4.2.4 shall be taken into account in computing subsequent allocations pursuant to this Article IV, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each Member had no allocations ever been made pursuant to Subsections 4.2.1 through 4.2.4.

            4.2.6 TAX ALLOCATIONS: CODE SECTION 704(C). In accordance with Code
      Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value at the time of its contribution. For such purposes, the Company shall utilize the remedial allocation method set forth in Treas. Reg. ss. 1.704-3. Allocations pursuant to this Subsection 4.2.6 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's capital account or share of income, losses, other items, or distributions pursuant to any provision of this Agreement.

      4.3   GENERAL.

            4.3.1 IN-KIND DISTRIBUTIONS. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their Fair Market Value. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its Fair Market Value, and the Profit or Loss shall be allocated as provided in this Article IV and shall be properly credited or charged to the capital accounts of the Members.

            4.3.2 PROFIT AND LOSS. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, if there is a transfer of an interest in the Company during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the Company's taxable year, segregated into two or more segments in order to account for Profit, Loss or proceeds attributable to any extraordinary non-recurring items of the Company.

      4.4 DISTRIBUTION OF CASH FLOW FROM OPERATIONS. Except as otherwise provided in Sections 4.5 and 4.6, the Company's Net Cash Flow shall be distributed to the Members, no less frequently than quarterly, in the following priorities and amounts:

      (A) First, at any time that Hollow Creek has received less than a 10% cumulative annually-compounded return on its investment (determined in accordance with the provisions of Section 4.7):

            (1) If Summit has previously received distributions pursuant to
Section 4.4(b)(2)(ii) and if the application of Section 4.4(a)(2) would not result in Hollow Creek having received a cumulative annually-compounded return on its investment of at least 10% (determined in accordance with the provisions of Section 4.7), then

                  (A) First, until Hollow Creek has received a cumulative annually-compounded return on its investment of 10%, 100% to Hollow Creek in an amount not to exceed the product of the Percentage Reciprocal and the Net Cumulative Priority Distributions; and

                  (B) Second, to the Members in accordance with their respective Percentages;

            (2) Otherwise, to the Members in accordance with their respective Percentages;

      (B) Second, at any time that Hollow Creek has received a cumulative annually-compounded return on its investment between 10% and 15% (determined in accordance with the provisions of Section 4.7):

            (1) If Summit has previously received distributions pursuant to
Section 4.4(c)(2)(ii) and if the application of the provisions of Section 4.4(b)(2) would not result in Hollow Creek having received a cumulative annually-compounded return on its investment of at least 15% (determined in accordance with the provisions of Section 4.7), then

                  (A) First, until Hollow Creek has received a cumulative annually-compounded return on its investment of 15%, 100% to Hollow Creek in an amount not to exceed the product of the Percentage Reciprocal and the Net Cumulative Second Tier Priority Distributions; and

                  (B) Second, to the Members in accordance with Section
      4.4(b)(2);

            (2) Otherwise, (i) (100% minus the product of .4 and Summit's Percentage) to the Members in accordance with their respective Percentages and
(ii) (the product of .4 and Summit's Percentage) to Summit;

      (C) Third, at any time that Hollow Creek has received a cumulative annually-compounded return on its investment between 15% and 20% (determined in accordance with the provisions of Section 4.7):

            (1) If Summit has previously received distributions pursuant to
Section 4.4(d)(ii) and if the application of the provisions of Section 4.4(c)(2) would not result in Hollow Creek having received a cumulative annually-compounded return on its investment of at least 20% (determined in accordance with the provisions of Section 4.7), then

                  (A) First, until Hollow Creek has received a cumulative annually-compounded return on its investment of 20%, 100% to Hollow Creek in an amount not to exceed to the product of the Percentage Reciprocal and the Net Cumulative Third Tier Priority Distributions; and

                  (B) Second, to the Members in accordance with Section
      4.4(c)(2);

            (2) Otherwise, (i) (100% minus the product of .8 and Summit's Percentage) to the Members in accordance with their respective Percentages and
(ii) (the product of .8 and Summit's Percentage) to Summit; and

      (D) Fourth, at any time that Hollow Creek has received a greater than 20% cumulative annually-compounded return on its investment (determined in accordance with the provisions of Section 4.7): (i) (100% minus the product of
1.2 and Summit's Percentage) to the Members in accordance with their respective Percentages and (ii) (the product of 1.2 and Summit's Percentage) to Summit.

      4.5 DISTRIBUTION OF PROCEEDS FROM INTERIM CAPITAL TRANSACTIONS. Except as otherwise provided in Section 4.6, Capital Proceeds shall be distributed to the Members, no less frequently than quarterly, in the following priorities and amounts:

      (A) First, until Hollow Creek has received a 15% cumulative annually-compounded return on its investment plus the return of its investment (determined in accordance with the provisions of Section 4.7), to the Members in accordance with their respective Percentages; and

      (B) Thereafter, (100% minus the product of 1.2 and Summit's Percentage) to Hollow Creek and (the product of 1.2 and Summit's Percentage) to Summit.

      4.6 DISTRIBUTION OF PROCEEDS ON LIQUIDATION. Upon the dissolution and liquidation of the Company or upon the sale of all or substantially all of the Company's assets, the net proceeds therefrom shall be distributed to the Members, in the following priorities and amounts:

      (A) If the application of Section 4.6(a)(1) would not result in Hollow Creek receiving at least a 15% cumulative annually-compounded return on its investment plus the return of its investment (determined in accordance with the provisions of Section 4.7), then all distributions pursuant to this Section 4.6 shall be pursuant to Section 4.6(b); otherwise,

            (3) First, until Hollow Creek has received a 15% cumulative annually-compounded return on its investment plus the return of its investment (determined in accordance with the provisions of Section 4.7), to the Members in accordance with their respective Percentages; and

            (4) Thereafter, (100% minus the product of 1.2 and Summit's Percentage) to Hollow Creek and (the product of 1.2 and Summit's Percentage) to Summit;

      (B) If the application of Section 4.6(a)(1) would not result in Hollow Creek receiving at least a 15% cumulative annually-compounded return on its investment plus the return of its investment (determined in accordance with the provisions of Section 4.7), then

            (1) First, until Hollow Creek has received a 15% cumulative rate of return on its investment plus the return of its investment (determined in accordance with the provisions of Section 4.7) 100% to Hollow Creek in an amount not to exceed the product of the Percentage Reciprocal and the Net Cumulative Priority Distributions; and

            (2) Thereafter, to the Members in accordance with the provisions of Sections 4.6(a)(1) and 4.6(a)(2).

      4.7 DETERMINATION OF RETURN ON INVESTMENT. In applying the provisions of Sections 4.4, 4.5, and 4.6, a particular return on Hollow Creek's investment shall equal the amount of interest that would accrue on Hollow Creek's investment, as it varies from time to time, with the return being applied as a per annum rate of interest compounded annually. Hollow Creek's investment shall be the total of its capital contributions minus distributions of capital as provided in this Section 4.7. Distributions to Hollow Creek pursuant to Section
4.4 shall be treated as a return on its investment rather than a return of its invested capital. Distributions to Hollow Creek pursuant to Sections 4.5 and 4.6 shall be treated as returns of Hollow Creek's invested capital to the extent thereof.

      4.8   DEFINITIONS.

      (A) "Percentage Reciprocal" means a fraction the numerator of which is Hollow Creek's Percentage and the denominator of which is Summit's Percentage.

      (B) "Reverse Percentage Reciprocal" means a fraction the numerator of which is Summit's Percentage and the denominator of which is Traveler's Percentage.

      (C) "Net Cumulative Priority Distributions" means (i) the sum of all distributions to Summit pursuant to Sections 4.4(b)(2)(ii), 4.4(c)(2)(ii), and 4.4(d)(ii), minus (ii) the product of the Reverse Percentage Reciprocal and the sum of all distributions to Hollow Creek pursuant to Sections 4.4(a)(1)(A), 4.4(b)(1)(A), and 4.4(c)(1)(A).

      (D) "Net Cumulative Second Tier Priority Distributions" means (i) the sum of all distributions to Summit pursuant to Sections 4.4(c)(2)(ii) and 4.4(d)(ii), minus (ii) the product of the Reverse Percentage Reciprocal and the sum of all distributions to Hollow Creek pursuant to Sections 4.4(b)(1)(A) and 4.4(c)(1)(A), minus (iii) the product of the Reverse Percentage Reciprocal and the sum of any distributions to Hollow Creek pursuant to Section 4.4(a)(1)(A) that had the effect of reversing distributions described in clause (i) hereof.

      (E) "Net Cumulative Third Tier Priority Distributions" means (i) the amount of distributions to Summit pursuant to Section 4.4(d)(ii), minus (ii) the product of the Reverse Percentage Reciprocal and the amount of distributions to Hollow Creek pursuant to Section 4.4(c)(1)(A), minus (iii) the product of the Reverse Percentage Reciprocal and the sum of any distributions to Hollow Creek pursuant to Sections 4.4(a)(1)(A) and 4.4(b)(1)(A) that had the effect of reversing distributions described in clause (i) hereof.


                                   ARTICLE V.

             MANAGEMENT; POWERS, RIGHTS AND DUTIES OF THE MEMBERS

      5.1   MANAGEMENT

            5.1.1 MEMBERS' MANAGEMENT AUTHORITY. The Members reserve to themselves overall management authority, including authority to:

                  (i) approve and authorize all Major Decisions, but the Members shall not have responsibility for the day-to-day management of the Company which is hereby delegated to the Manager as provided herein;

                 (ii) engage any counsel to commence, settle, defend or
            otherwise deal with any lawsuit; and

                (iii) institute proceedings to adjudicate the Company bankrupt, or consent to the filing of a bankruptcy proceeding against the Company, or file a petition or answer or consent seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable Federal, state or foreign law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or make an assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due.

            5.1.2 POWERS. The Members shall have, in addition to the powers given to them by law, the authority to:

                  (A) CONTRACTS. Negotiate, enter into and execute contracts and incur obligations for and on behalf of the Company in connection with the business of the Company;

                  (B) BORROWINGS. Borrow money for and on behalf of the Company in connection with the Company's business upon such terms and conditions as they deem advisable and proper and to pledge the credit and property of the Company for such purposes; and no bank or other lending institution to which application is made for a loan by the Members shall be required to inquire as to the purposes for which such loan is sought, and as between the Company and such bank or other lending institution, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for purposes authorized under this Agreement;

                  (C) MORTGAGES. Repay, in whole or in part, refinance, recast, modify or extend any of the mortgages or pledges affecting any of the property owned or leased by the Company, and in connection therewith to execute for and on behalf of the Company any or all extensions, renewals or modifications of such mortgages or to execute new mortgages on the property in lieu of any or all of said mortgages, and to execute any and all instruments necessary to carry out the intentions and purposes thereof;

                  (D) DOCUMENTS. Execute on behalf of the Company any and all documents or instruments of any kind or type that the Members may deem appropriate in carrying out the purposes of the Company, including, without limitation, contracts and agreements providing for the purchase of assets, sales contracts and other documents or instruments of any kind or character and amendments thereto;

                  (E) SALES AND LEASES. Negotiate, enter into, and execute
            leases or sales contracts of such portions of the Company's assets as the Members may deem appropriate to lease or sell, and execute, seal and deliver such leases, deeds and other documents as may be necessary to effect any such sales; and

                  (F) GENERAL AUTHORITY. Cause all things to be done on behalf of the Company appropriate to accomplish the Company's purposes.

            5.1.3 DELEGATION OF AUTHORITY; OFFICERS. The Members may from time to time delegate to one or more persons, including the Manager and/or the officers of the Company, such authority, powers and duties as the Members shall deem appropriate.

            5.1.4 AUTHORIZED REPRESENTATIVES. The Authorized Representatives of a Member shall be those representatives designated by notice to all other Members by such Member from time to time to represent such Member in connection with the Company, unless and until replaced or removed by notice from such Member to all Members. The initial Authorized Representatives are (i) either of Joseph W. Sprouls or William P. Geary for Hollow Creek and (ii) either of Douglas E. Brout or Michael L. Schwarz for Summit. The written statement or representation of any Authorized Representative of such Member shall be sufficient to bind such Member with respect to all matters pertaining to the Company. The term "approved by" or "consented to by" or "consent of" or "satisfactory to" with respect to a Member means a decision or action which has been consented to in writing by the Authorized Representative of such Member (except to the extent that the Members have adopted a course of conduct for certain approvals that are granted telephonically which, to the extent practicable, shall be followed by written consent). In acting as aforesaid, each Authorized Representative may act solely in the interests of the Member who appointed such member and shall not be deemed to have any fiduciary duty to act in the interests of any of the other Members with respect to responsibilities and the exercise of rights and obligations as a Member. The Authorized Representatives shall not be entitled to compensation or payment by the Company for attendance at Member meetings, but shall be entitled to reimbursement from the Company of reasonable out-of-pocket expenses incurred for personal attendance at Member meetings.

            5.1.5 MEETINGS. A meeting of the Members may be called at any time by any Member. The Members shall meet at least once each quarter (unless such meeting shall be waived in writing by an Authorized Representative of each Member) or on the call of any Member upon not less than two business days Notice (unless such Notice shall be waived in writing by each Member) to all Members by telephone, facsimile or telegraph. An agenda for each meeting shall be prepared in advance by the Manager in consultation with the other Members. The Manager shall prepare written minutes of all action taken by the Members and the Manager shall deliver a copy thereof to each Member within seven days after the date of the meeting. Except as otherwise agreed by the Members, meetings of the Members shall be held at the offices of the Company; provided that any meeting of the Members may be held (or one or more Authorized Representatives may participate in any such meeting) by conference telephone call, televideo arrangement or through similar communications equipment. Participation in a meeting via telephone or televideo shall constitute presence in person at such meeting. An Authorized Representative representing each of Summit and Hollow Creek shall constitute a quorum. The Members may act without a meeting upon two business days Notice (or such shorter period as shall be approved by each Member) to all Members. Any action required or permitted to be taken at a meeting may also be taken without a meeting if Members with the requisite votes (including both Summit and Hollow Creek, to the extent required hereby in the case of a Major Decision) consent thereto in writing. Such consents shall be filed with the minutes of the Members.

            5.1.6 VOTING. A Member may vote either in person through its Authorized Representative or by written proxy signed by the Member or by his Authorized Representative. The Members shall act by a majority vote, based on their Membership Interests; provided that except as otherwise expressly provided in this Agreement, each of the actions listed in Sections A, B and C of Addendum I hereto (such actions collectively being hereinafter referred to as "Major Decisions") shall be taken by or on behalf of the Company only with the vote (or consent) of both Summit and Hollow Creek, and none of the Company's officers, the Authorized Representatives, the Manager nor any other Member shall have the authority to take any such actions on behalf of the Company without the vote (or consent) of both Summit and Hollow Creek to the extent so required. In the event that required agreement cannot be reached between Summit and Hollow Creek with respect to a Major Decision, (i) the moving party may request mediation as provided in Section D of Addendum I with respect to any deadlocked Major Decision other than a Major Decision described in clause
      (2) of Section B of Addendum I, (ii) in the case of a Major Decision described in Section B of Addendum I, either party may activate the Buy-Sell provisions of Section E of Addendum I, without invoking the mediation process in the case of a deadlocked Major Decision described in clause (2) of Section B of Addendum I, or (iii) in the case of a Major Decision described in Section C of Addendum I, either party may activate the Arbitration provisions of Section E of Addendum I either after or in lieu of the mediation process. Notwithstanding the terms of Section 5.1 or Addendum I, in the event that at any time Summit Management Company (or Summit or any other Affiliate of Summit) shall be terminated for "cause" as the Property Manager under the terms of the Property Management Agreement to be entered into pursuant to Section 5.3, Hollow Creek may elect to (a) become (or have one of its Affiliates become) the Property Manager on the terms of the Property Management Agreement, (b) become (or have one of its Affiliates become) the Manager and/or (c) subject to the approval of Summit, such approval not to be unreasonably withheld or delayed, appoint another Person which is not Hollow Creek or one of its Affiliates as the Property Manager and/or Manager. Notwithstanding the terms of Section 5.1 or 5.3, and unless Hollow Creek's voting rights have been suspended under Section 6.5, without the prior written direction or consent of Hollow Creek, neither the Manager or Summit shall not take any of the following actions on behalf of the Company and Hollow Creek at all times during the term hereof when Summit or an Affiliate of Summit is the Property Manager shall have the sole and exclusive right, power and authority on behalf of the Company to take or decide not to take such actions and no consent of Summit shall be required with respect hereto:

                  (i) the decision to terminate, cancel, pursue remedies under, waive rights under, grant any consent required under, or requested pursuant to and in accordance with the terms of the Property Management Agreement; and

                 (ii) the decision to appoint a successor to the Property
            Manager following a termination of the Property Management Agreement (provided that Summit shall have reasonable approval over said successor Property Manager) unless the Property Management Agreement, as applicable, shall have been terminated for "cause" under the terms thereof (in which event, Summit shall have no right of approval of said successor). Notwithstanding the foregoing, in no event will Hollow Creek have the right to appoint a successor Property Manager that is an Affiliate of Hollow Creek.

            5.1.7 OFFICERS. The Members may from time to time designate one or more individuals as officers of the Company. An officer so designated shall have such authority, powers and duties as the Members shall delegate to him or her. Each officer shall hold office until such officer's death, mental incapacity, resignation or removal or until the appointment of a successor. Any officer may be removed as an officer by the Members at any time with or without cause. An officer may resign as an officer at any time by communicating his resignation to the Company, orally or in writing.

            5.1.8 NO FIDUCIARY DUTY TO OTHER MEMBERS. Notwithstanding anything which is or may appear to be to the contrary contained in this Agreement or at law, but without limiting the duty of the Members to act in good faith and in a commercially reasonable manner in the best interests of the Company, the Members recognize and agree that:

                  (i) if a Member takes any action or fails to take any action
            (which action or failure to act is not in breach of a specific provision of this Agreement) pursuant to the terms of this Agreement, including, without limitation, a failure to provide discretionary capital or loans pursuant to the Agreement or otherwise, even if such action or inaction is motivated solely by what such Member perceives to be in its own best interest and not necessarily in the best interest of the other Members, such Member's taking or failing to take such action shall not be deemed a breach of any of its duties or obligations, including without limitation, fiduciary duties, owed to the other Members or to the Company; and

                 (ii) if a Member or an Affiliate of a Member has entered into a contractual relationship with the Company (as a lender to the Company, other creditor to the Company, supplier to the Company, manager for the Company's activities, or on any other basis), and such relationship is disclosed to the other Members, then such Member or Affiliate of a Member may take or fail to take any and all actions in its capacity as a party contracting with the Company, even if such action or inaction is motivated solely by what such Member or Affiliate of a Member perceives to be in its own best interest as a party contracting with the Company and not as a Member or Affiliate of a Member, and such actions or failure to act shall not be deemed to be a breach of such Member's duties or obligations, including without limitation, fiduciary duties, owed to the other Members or the Company.

            (g) Notwithstanding anything which is or may appear to be to the contrary in law or contained in this Agreement, including without limitation the Company's purpose as set forth in Section 1.2.1, but without limiting the duty of the Members to act in good faith and in a commercially reasonable manner in the best interests of the Company, the Members recognize and agree that from time to time any Member has the right to refuse to consent to or approve any act or decision to be made by the Company (i) even if such refusal prevents the Company from pursuing its stated purpose, (ii) whether or not such refusal to consent or approve is motivated by what such Member perceives to be in its own best interest and not necessarily in the best interest of the other Members, and (iii) such refusal shall not be deemed to be a breach of such Member's duties or obligations, including fiduciary duties, owed to the other Members or to the Company.

      5.2 MANAGER. As of the Closing Date, Summit shall be appointed the manager of the Company (the "Manager") to serve until Summit's resignation or removal as provided in this Agreement. The Members shall be responsible for the appointment of any successor Manager and if at any time the Company does not have a Manager, the Members shall be responsible for all duties and actions for which the Manager would otherwise be responsible. The Manager shall devote to the Company such time as may be necessary for the proper performance of its duties hereunder, but neither the Manager nor any of its Affiliates shall be expected to devote their full time to the performance of such duties. The Manager agrees to provide its services to the Company to the best of its ability and to complete its obligations as Manager in a careful and prudent manner in accordance with industry standards. The Manager shall perform or cause to be performed, at the expense of the Company, the day-to-day management of the Company, including the following responsibilities, subject to approval of the Members with respect to Major Decisions as required by this Agreement:

            5.2.1 OPERATING BUDGET. Preparation of the operating Budget for the Company for approval by the Members;

            5.2.2 TAX, ACCOUNTING, REPORTING AND CLERICAL FUNCTIONS. Performing all tax, accounting, reporting and clerical functions for the Company which are not required to be performed by the Property Manager pursuant to the terms of the Property Management Agreement or any other Property Management Agreement, including but not limited to preparation of all tax returns, reports and related documents as detailed more specifically in
      Article II and payment of all expenses of the Company, including but not limited to payments of principal and interest on Mortgage and any other loans and payment of real estate taxes, fidelity bonds and insurance policies and the fees and reimbursable expenses of the Property Manager;

            5.2.3 EMPLOYEES AND AGENTS. Retaining or employing, terminating, supervising and compensating the Accountants and any attorneys, managers of the Properties, leasing agents, sales agents or any other employees or agents required to be employed or retained by the Company;

            5.2.4 INSURANCE AND FIDELITY BONDS. Procuring and maintaining with responsible companies, insurance and fidelity bonds in such amounts and covering such risks as are deemed appropriate by the Manager and as are in compliance with the requirements of Section 5.5;

            5.2.5 BANK ACCOUNTS. Establishing bank accounts for the Company as required by Section 2.3 and as the Manager may determine and depositing and withdrawing Company funds from such accounts as so required from time to time;

            5.2.6 LITIGATION. Commencing litigation or the defense of any litigation involving the Company and the settling of such litigation;

            5.2.7 FINANCING. Seeking and closing financing, refinancing or Loans for the operation of the Company and for capital expenditures;

            5.2.8 RECORDS AND MINUTES. Preparation and distribution to the Members of the minutes of the meetings of the Members and maintenance of such minutes and other records of the Company in a secure location;

            5.2.9 NOTICES. Preparation and distribution of Notices to be provided to the Members or any other party by the Company or the Members;

            5.2.10  CONTRACTS.   Execution   and  delivery  of  contracts  and
      agreements on behalf of the Company; and

            5.2.11 CONTRIBUTIONS AND DISTRIBUTIONS. Making distributions of cash or other assets of the Company to the Members as required by the terms of this Agreement and accepting contributions to the Capital of the Company.

If at any time the Company does not have a Manager, all decisions affecting the business of the Company shall be made by Members holding a majority of the Percentages then held by Members or, if a Major Decision, by the agreement of Summit and Hollow Creek, subject to the applicable provisions of this Agreement, including Addendum I hereto. Any person dealing with the Company, other than a Member, may rely on the authority of the Manager without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Agreement. Unless authorized to do so by this Agreement or by a writing signed by the Manager, no Member, agent or employee of the Company shall have any power or authority to bind the Company in any way. The Manager acting without authority shall be liable to the Members for any damages arising out of its unauthorized actions. The Manager may resign at any time by giving at least 60 days' prior written notice to the Members. The acceptance of the resignation shall not be necessary to make it effective.

      5.3 PROPERTY MANAGEMENT AGREEMENT. On the Closing Date, the Company will enter into a property management agreement substantially in the form attached hereto as Exhibit E (the "Property Management Agreement") with Summit Management Company, an Affiliate of Summit (the "Property Manager"), providing that the Property Manager will manage and lease the Properties as an independent contractor for the compensation specified therein, which shall not exceed 3% of the gross rentals received from the Properties. Should the Property Management Agreement terminate for any reason, the Company will enter into agreements for the management or leasing of the Properties with a manager or leasing agent satisfactory to the Members and any Property Management Agreement or leasing agreement entered into with such manager or leasing agent shall be subject to the review and approval of the Members. The Property Management Agreement or any subsequent management or leasing agreement will provide, among other things, that all employees will be those of the manager or the leasing agent and not of the Company. Upon the resignation of the Manager, the other Member or its designee shall succeed to the position of Manager without the necessity for further action. Notwithstanding the requirements set forth in Section 5.1 or Addendum I, Hollow Creek or its nominees or assigns shall have the right, in Hollow Creek's or such nominees' or assigns' sole discretion, unilaterally and without obtaining any approval or consent from the Members or Summit, to act for the Company in granting or withholding any approval sought by the Property Manager under the Property Management Agreement or enforcing, waiving, pursuing or settling any right, remedy, or claim thereunder against such manager or leasing agent so long as the manager or the leasing agent of the Properties is an Affiliate of Summit.

      5.4 REIMBURSEMENT FOR COSTS AND EXPENSES. Summit shall not be entitled to receive a fee for its services as Manager of the Company. The Members will fix the amounts, if any, by which the Company will reimburse each Member or the Manager for all other costs and expenses incurred by such Member or the Manager on behalf of and for the benefit of the Company; provided, however, that no overhead or general administrative expenses of anyone (including the Manager) other than the Company itself shall be allocated to the operation of the Company, and no salaries, fees, commissions or other compensation shall be paid by the Company to any Member (including the Manager), or any Affiliate, or to any Member, partner in, shareholder, director, officer, employee or relative of any

Member or any Affiliates or any of them, for any services rendered the Company except as may be provided in this Section 5.4, the Property Management Agreement or any subsequent Property Management Agreement or leasing agreement approved in accordance with Article V and executed by the Company.

      5.5 FIDELITY BONDS AND INSURANCE. The Company will obtain fidelity bonds with reputable surety companies covering all persons having access to the Company's funds, indemnifying the Company against loss resulting from fraud, theft, dishonesty and all other wrongful acts of such persons. The Company shall carry or cause to be carried on its behalf with companies acceptable to the Members all property, boiler explosion, business interruption, public liability, automobile liability, umbrella liability, employers liability, liability and workers' compensation insurance as shall be required by law, under applicable mortgages, leases, the Property Management Agreement, any other management or leasing agreement and any other agreements or instruments related to the Company or the Properties or as may be required by the Members, but never in amounts less than those agreed upon by the Members.

      5.6 EXCULPATION. No Member shall be liable, responsible or accountable, whether directly or indirectly, in contract or tort or otherwise, to the Company or to any other Member for any Damages asserted against, suffered or incurred by the Company or such other Member arising out of, relating to or in connection with any act or failure to act by such Member pursuant to this Agreement or otherwise with respect to the business and affairs of the Company, except Damages resulting from acts or omissions of such Member which (a) were taken or omitted in bad faith, (b) constituted intentional misconduct, (c) constituted a material breach of this Agreement, other than a failure to make any Additional Capital Contributions which such failure shall be governed by the terms of
Article VI, after receipt of written notice thereof and the expiration of a reasonable cure period, or (d) constituted a knowing violation of law. No Member shall be liable to the Company or any other Member for any action taken or omitted to be taken by any other Member. Any Member may consult with counsel in respect of the affairs of the Company and each Member shall be deemed not to have acted in bad faith or to have engaged in intentional misconduct with respect to any action or failure to act and shall be fully protected and justified in so acting or failing to act, if such action or failure to act is in accordance with the written advice or opinion of such counsel, except that such advice or opinion shall not protect or justify any actions or failures to act by such Member which constitute a knowing violation of law or a knowing violation of this Agreement (including, without limitation, either the implementation of any material action or the incurring of any material obligation without the approval of the other Member as herein provided or the failure to implement and take any material action approved by the Members). Further, no Member is, or shall be, liable for any debts, obligations or liabilities of the Company, whether arising in contract or tort or otherwise, solely by reason of being a Member of the Company or participating in the conduct of the business of the Company. This provision shall not be applicable to any Member (as defined in the preceding sentence) that is providing services to the Company for compensation in its capacity as such a service provider and the liability of a Member with respect to such services shall be governed by the agreement relating to the service being performed and by applicable law.

      5.7 INDEMNITY. The Company shall, to the maximum extent permitted by applicable law, indemnify and hold harmless all Related Persons, and the Company and each Member shall release each Related Person, to the fullest extent permitted by law, from and against any and all Damages, including, without limitation, Damages incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, whether or not a Related Person is or may be a party thereto, which arises out of, relates to or is in connection with this Agreement or the management or conduct of the business or affairs of the Company, except for (i) any such Damages resulting from the fraud, gross negligence, bad faith or intentional misconduct of, or breach of this Agreement or knowing violation of law by, the Person seeking indemnification or (ii) any such Damages which result solely from a failure to make any Additional Capital Contributions which such failure shall be governed by the terms of Article VI. The termination of any proceeding by settlement shall not be deemed to create a presumption that the Related Person involved in such settlement acted in a manner which constituted fraud, gross negligence, bad faith, intentional misconduct or a knowing violation of law. All judgments against a Related Person wherein such Related Person is entitled to indemnification shall, to the extent available, be satisfied from Company assets. The releases set forth in this Section 5.7 shall not operate, and shall not be deemed to operate, as a release from liability under any other written agreement entered into between the Company and any Member or Related Person including, without limitation, a release from liability under any Loan Documents. The Company may obtain insurance with respect to this indemnification and such insurance shall be an operating expense of the Company.

      5.8 SERVICES. No Member shall be required to perform services for the Company solely by virtue of being a Member. Except as otherwise provided in this

Agreement, the fact that a Member is directly or indirectly interested in or connected with any Person, firm, or corporation employed by the Company to render or perform a service, or from whom the Company may buy merchandise or other property, shall not prohibit the Company from employing such Person, firm, or corporation or otherwise dealing with him or it. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms. It is understood that, if either Member or an Affiliate thereof, leases space within a Property or purchases a Property from the Company, no commissions shall be payable with respect to such transaction. Summit hereby agrees that (i) Summit shall disclose to Hollow Creek in writing any direct or indirect ownership or financial interest (other than an interest arising by virtue of an arms length contractual relationship) existing among Summit, Affiliates of Summit and any other Person (hereinafter an "Interested Person") that Summit proposes to supply goods, services or materials to the Company from time to time, (ii) except for the appointment of the Manager and the Property Manager in accordance with the terms hereof, without the prior written consent of Hollow Creek (which consent may be withheld in Hollow Creek's sole discretion), Summit shall have no right to cause the Company to deal with any Summit Affiliate or any Interested Person as buyer, seller, vendor, supplier, subcontractor, lessor, lessee, broker, agent or otherwise, and (iii) any discounts, rebates or other financial incentives based upon the business of this company received from any Person shall be fully applied to the benefit of the Company.


                                   ARTICLE VI.

                                     DEFAULT

      6.1 DEFAULT BY SUMMIT PRIOR TO THE CLOSING DATE. If the Summit Closing Conditions set forth in Section 3.4 or the Hollow Creek Closing Conditions set forth in Section 3.5 have not been fully met and performed by Summit or Hollow Creek, as applicable, in accordance with the dates specified in Section 3.2, then such default may be treated by non-defaulting party, at its option, as a termination of this Agreement without any liability upon the non-defaulting party and if any Property has been contributed to the Company by Summit or Hollow Creek, or if Hollow Creek has purchased the Hollow Creek Properties pursuant to the Purchase Agreement, the termination shall occur in accordance with the provisions set forth in Section 3.3.

      6.2 EVENTS OF DEFAULT. After the Closing Date, if any Member (the "Defaulting Member", which for purposes of this Article VI shall be deemed to include all of its Affiliates which are Members, whether or not any such Affiliate Member is itself in default) fails to perform any of its obligations hereunder or breaches any of the terms, conditions, or covenants of this Agreement other than a failure of performance or a breach specified in Section 3.3, as set forth in Subsections 6.2.1 through 6.2.10 (an "Event of Default"), the other party (which for purposes of this Article VI shall be deemed to be (x) Summit and all of its Affiliate Members (acting collectively for all purposes of this Article through Summit) if the defaulting party is Hollow Creek or a Member which is an Affiliate of Hollow Creek, or (y) Hollow Creek and all of its Affiliate Members (acting collectively for all purposes of this Article VI through Hollow Creek) if the defaulting party is Summit or a Member which is an Affiliate of Summit) shall become the "Non-defaulting Member" for purposes of this Article VI and shall have the right to give the Defaulting Member a Notice identifying the Event of Default which the Defaulting Member has not performed (a "Notice of Default"). Each of the following shall be considered an Event of Default pursuant to this Section:

            6.2.1 DISSOLUTION, TERMINATION, MERGER, CONSOLIDATION OR SALE OF A MEMBER. Any dissolution, termination, merger or consolidation into another entity or a purchase of all or substantially all of the assets of any Member, or any general partner of any Member, unless prior to or simultaneously with such dissolution, termination, merger, consolidation or sale, the entire interest of such Member, or such general partner of a Member, in the Company or of the interest of such general partner in the partnership of any member, shall have been, pursuant to a transfer permitted by Article VII, or a transfer to an Affiliate, or by operation of law assigned to and assumed by such entity with which it is merged into or consolidated with or assigned to and assumed by the purchaser of all or substantially all of the assets of such Member, or such general partner of a Member; or

            6.2.2 VOLUNTARY INSOLVENCY ACTION BY A MEMBER. The filing by any Member, or any general partner of any Member, of a voluntary petition in bankruptcy or the commencement of any case or proceeding under the present or any future Federal Bankruptcy Code, or any other present or future applicable Federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors of any case or proceeding under such laws seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, termination or similar relief for itself or such general partner, or the filing by such Member, or such general partner of any Member, of an application for the appointment of a trustee, receiver, conservator or liquidator of itself or such general partner or of substantially all of its assets, or the assets of such general partner, or its interest in the Company or the interest of such general partner in the partnership of any Member; or

            6.2.3 INVOLUNTARY INSOLVENCY ACTION AGAINST A MEMBER. The entry of an order, judgment or decree by a court of competent jurisdiction approving a petition or granting relief with respect to a petition filed against any Member, or any general partner of any Member, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, termination or similar relief under any present or future Federal Bankruptcy Code or any other present or future applicable Federal, State or other statute or law relating to bankruptcy, insolvency or other relief for debtors and such Member, or such general partner of any Member, shall acquiesce in the entry of such order, judgment or decree (the term "acquiesce" as used in this Subsection 6.2.3, includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within 10 days of the entry of such order, judgment or decree) or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry of such order, judgment or decree, or the appointment of any trustee, receiver, conservator or liquidator of such Member, or such general partner of any Member, or of all or substantially all of the assets of such Member, or such general partner of any Member, or its interest in the Company, or the interest of such general partner in the partnership of any Member, and without the consent or acquiescence of such Member, or such general partner of any Member, such appointment shall remain unvacated and unstayed for an aggregate of 60 days from the date of such appointment (whether or not consecutive); or

            6.2.4 ACTION FOR THE BENEFIT OF CREDITORS BY A MEMBER. The making of a general assignment by any Member, or any general partner of any Member, for the benefit of creditors or the taking of any other action for the protection or benefit of creditors; or

            6.2.5 NOTICE TO OTHERS OF INSOLVENCY BY A MEMBER. The making of an admission in writing by any Member, or any general partner of any Member, in any court of record that it is unable to pay its debts as they become due, or the providing notice by any Member, or any general partner of any Member, to any governmental body of insolvency, or pending insolvency, or suspension or pending suspension of operations; or

            6.2.6 ATTACHMENT OR EXECUTION AGAINST ASSETS OF A MEMBER. The levy of any attachment or execution against any substantial portion of the assets of any Member, or any general partner of any Member and, in the case of a levy of attachment, such attachment is not discharged within 60 days of the date of the levy of such attachment; or

            6.2.7 TRANSFER OF CONTROLLING INTEREST IN SUMMIT OR HOLLOW Creek. In the case of Summit only, if Summit Properties Inc. ceases to be the sole general partner of Summit or has less than a fully-diluted 50% equity interest in Summit; or, in the case of Hollow Creek only, Hollow Creek ceases to be a direct or indirect wholly owned subsidiary of CitiGroup; or

            6.2.8 PROHIBITED TRANSFER BY A MEMBER. Any transfer or hypothecation by a Member of any of its interests, rights, or obligations in the Company or this Agreement without the written consent of all of the other Members other than a transfer which is permitted by Article VII or pursuant to the Buy-Sell provisions of Section F of Addendum I hereto; or

            6.2.9 FAILURE TO MAKE A CONTRIBUTION BY A MEMBER. The failure of a Member to contribute a Special Capital Contribution or Additional Capital Contribution required to be contributed to the Company pursuant to Sections 3.2(f) or 3.7, if such failure is not cured within 10 calendar days after receipt by the Defaulting Member of a Notice of Default with respect thereto from the Non-defaulting Member; or

            6.2.10 FAILURE TO COMPLY WITH ANY OTHER PROVISION OF THIS AGREEMENT BY A MEMBER. The failure of a Member to comply with any provision of this Agreement, or the failure of a Member to pay any other sum of money pursuant to the terms of this Agreement, if such failure is not cured within 30 calendar days after receipt by the Defaulting Member of a Notice of Default, with respect thereto from the Non-defaulting Member, provided that if such failure is capable of cure but cannot be cured within 30 days and the Defaulting Member continues to diligently pursue the cure for such failure, then such 30 day period shall be deemed extended for an additional 60 days.

      6.3 ELECTION OF REMEDIES FOR DEFAULT. Upon the occurrence of an Event of Default, the Non-defaulting Member may, at its election and within 60 days of its issuance of a Notice of Default or their respective receipt of a copy of the Notice of Default detailing the occurrence of an Event of Default described in

Subsections 6.2.1 through 6.2.8, or within the later of 15 days from the date of
(a) receipt by the Non-defaulting Member of a copy of the Notice of Default or
(b) the expiration of the Notice to cure period upon which an Event of Default pursuant to Subsections 6.2.9 or 6.2.10 becomes subject to an election of remedies by the Non-defaulting Member pursuant to the terms of this Agreement:
(x) terminate the Company by providing Notice to the Defaulting Member in which event the Company shall be dissolved and liquidated and the Non-defaulting Member shall be the Liquidating Member, or (y) with respect to an Event of Default pursuant to Subsection 6.2.9, elect to adjust and recompute the Membership Interests of the Members pursuant to Section 6.4, and thereafter, if elected by the Non-defaulting Member, provide the Defaulting Member with a Buy-Sell Notice in accordance with Section F of Addendum I hereto, or (z) with respect to Subsections 6.2.7 and 6.2.8, provide the Defaulting Member with a Buy-Sell Notice in accordance with Section F of Addendum I hereto.

            6.3.1 MEMBER LOANS. If the Defaulting Member fails to make all or part of its Additional Contribution when due, the Non-defaulting Member shall have the right upon 10 days' prior written notice, but shall not be obligated to lend to the Defaulting Member for contribution to the Company as an Additional Contribution of the Defaulting Partner all or any part of the sum that the Defaulting Member failed to contribute (the "Shortfall Amount"), which loan (a "Member Loan") shall (A) bear interest at the lesser of (1) the Base Rate plus 6% per annum, compounded monthly and (2) the maximum rate permitted by law, (B) be due and payable on demand after 90 days, and (C) be advanced by disbursing it directly to or at the direction of the Company by notifying the Defaulting Member in writing of its election. Any such Member Loan shall be repaid on a first priority basis out of any subsequent distributions to which the Defaulting Member would otherwise be entitled in accordance with Section 4.2 of this Agreement, which distributed amounts shall be applied first to interest and then to principal until such Member Loan is paid in full. For the purposes of this Agreement, such repayment of principal and interest shall be treated as a distribution to the Defaulting Member. Any such Member Loan will not be treated as a loan to the Company and any interest accruing on such Member Loan will not affect the income of the Company. However, if for any reason any such Member Loan is characterized in a manner that is inconsistent with the previous sentence, any tax item attributable to the interest accruing on such Member Loan shall be allocated solely to the Defaulting Member. As security for the repayment of any such loan, the Non-defaulting Member making the Member Loan shall have a security interest in the Defaulting

      Member's Membership Interest hereunder. While any such Member Loan is outstanding, the Defaulting Member shall not be entitled to vote on any Company matters as provided in Section 6.5.

            6.3.2 SHORTFALL AMOUNTS. From and after the date the Non-defaulting Member shall exercise its rights under Subsection 6.3.2, the Defaulting Member hereby appoints the Non-defaulting Member making the Member Loan as its attorney-in-fact for the purpose of executing any and all documents related to the Member Loan such as promissory notes, security documents and financing statements which the Non-defaulting Member in its reasonable discretion deems necessary to confirm the provisions of this Section 6.3. It is expressly agreed that the power of attorney granted herein is coupled with an interest, and such power of attorney shall, to the extent permitted by law, survive the withdrawal, retirement, removal, bankruptcy or insolvency of the Defaulting Member. If the Defaulting Member fails to make all or part of its Additional Contribution and the Non-defaulting Member does not (i) lend to the Defaulting Member the sum that the Defaulting Member failed to contribute, or (ii) elect to make an Additional Equity Contribution in such amount, the Non-defaulting Member's Additional Contribution shall be deemed to have been loaned by the Non-defaulting Member to the Defaulting Member, shall be treated as a "Shortfall Amount" and shall be subject to the provisions of this Section
      6.3 and Section 6.4.

      6.4 DEFAULTS RESULTING IN PERCENTAGE ADJUSTMENTS. In the event that the Defaulting Member fails to repay such Member Loan together with accrued interest thereon on or before the 90th day following the funding thereof by the Non-defaulting Member (the "Computation Date"), the Non-defaulting Member shall, at any time after the 90th day, have the right, but not the obligation, to elect, by a written notice to the Defaulting Member to terminate such Member Loan and to treat the amount of the unpaid principal balance of such Member Loan and all accrued interest thereon as an additional equity contribution ("Additional Equity Contribution") by the Non-defaulting Member, in which event,
(i) the amount previously deemed contributed by the Defaulting Member as an Additional Contribution pursuant to Section 6.3 shall be reduced (as of the date of the Non-defaulting Member's election to terminate such Member Loan) by the unpaid principal balance of such Member Loan and (ii) the Percentage Interests of the Defaulting Member shall thereupon be recalculated as hereinafter provided in Section 6.4.1 as of the applicable Computation Date. The Defaulting Member hereby appoints the Non-defaulting Member as its attorney-in-fact for the purpose of executing any and all documents and instruments necessary to confirm such recalculation of the Membership Interest as herein provided. It is expressly agreed that the power of attorney granted herein is coupled with an interest, and such power shall, to the extent permitted by law, survive the withdrawal, retirement, removal, bankruptcy or insolvency of the Defaulting Member.

            6.4.1 DEFAULT ADJUSTMENT CALCULATION. As of the Computation Date, the recalculation of the Percentage Interests of the Members shall be made as follows: there shall be subtracted from each of the Defaulting Member's Percentage Interests then in effect a percentage equal to (A) the product of (i) 2.50 and (ii) the amount of the Non-defaulting Member's Additional Equity Contribution, divided by (B) the aggregate amount of capital contributed to the Company by the Members including all Additional Equity Contributions multiplied by (C) 100. The Percentage Interests of the Non-defaulting Member shall be increased as of the Computation Date by a percentage equal to the percentage decrease in the Defaulting Member's Percentage Interests.

            6.4.2 TIME OF ADJUSTMENT; REQUIRED DOCUMENTS. The adjustments and recomputations required pursuant to this Section 6.4 shall be made by the Manager, with the assistance of the Accountants, if so required, and such adjustments shall take effect as of the date that any such Default Amount is contributed. The Defaulting Member shall execute and deliver, at the request of any of the Non-defaulting Members, any documents which such Non-defaulting Member(s) shall consider necessary or appropriate to reflect or confirm such adjustment and recomputation of the Defaulting Member's Membership Interest, including but not limited to, an appropriate recomputation of such Membership Interest.

      6.5 EFFECT OF AN EVENT OF DEFAULT ON MEMBERS' VOTES. If an Event of Default has occurred with respect to any Member, and such Member has received a Notice of Default or, in the case of an Event of Default pursuant to Subsections
6.2.9 or 6.2.10, the Defaulting Member has failed to cure such Event of Default within the time period required pursuant to Subsection 6.2.9 or 6.2.10, the Defaulting Members shall not have the right hereto during the continuance of any Event of Default to vote on or approve any matter other than the Major Decisions described in Section A of Addendum I.

      6.6 NO WAIVER. A failure by the Non-defaulting Member to give any Notice of Default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement, shall not constitute a waiver of any such breach or any of the terms of this Agreement and no breach shall be waived nor shall any duty to be performed hereunder be altered or modified except by written instrument executed by the Non-defaulting Member. One or more waivers or failures to provide a Notice of Default shall not be construed as a waiver of a subsequent or continuing breach of the same covenant.

      6.7 NOT EXCLUSIVE REMEDY. The rights granted in Sections 6.1 through 6.6 shall not be deemed exclusive remedies of the Non-defaulting Member but are merely cumulative and in addition to any other rights or remedies which the Company and the Non-defaulting Member may have pursuant to this Agreement, at law, in equity, or by statute, against or with respect to the Defaulting Member upon the occurrence of an Event of Default under this Agreement.


                                  ARTICLE VII.

        WITHDRAWAL OF A MEMBER; TRANSFER OF AN INTEREST IN THE COMPANY

      7.1 PROHIBITED TRANSFERS. Except as provided in Articles VI and VII and in Section F of Addendum I hereto, no Member shall, without the prior written consent of each of the other Members, (i) retire or withdraw from the Company, or (ii) assign, gift, pledge, collaterally assign, encumber, sell or otherwise dispose of or hypothecate (a "Transfer") all or any part of its interest in the Company or any portion of its rights or obligations in the Company. Whether or not otherwise permitted by this Agreement, no Member shall Transfer, directly or indirectly, all or any portion of its Membership Interest, or any rights to receive any distributions under this Agreement if, in the opinion of counsel to the Company or, in the opinion of counsel to a non-transferring Member, the Transfer would (a) cause the dissolution of the Company (except pursuant to the buy-sell provisions of Section F of Addendum I hereto); (b) require registration under the Securities Act of 1933, as amended, or under any other securities law or result in the violation of any applicable state securities laws; (c) cause the Company or any Member to be subject to any additional regulatory requirements; or (d) cause the Company to be taxed as other than a partnership for income tax purposes. Any purported retirement, withdrawal or Transfer by any Member of all or any part of its interest in the Company or in any portion of its rights or obligations in the Company which does not comply with the provisions of Articles VI or VII or Section F of Addendum I hereto shall be null and void and shall not bind the Company or any Member.

      7.2 CERTAIN PERMITTED TRANSFERS. Nothing contained in this Article VII shall be deemed to prohibit a transfer by sale or otherwise by a Member of its interest, or any part of its interest in the Company to an Affiliate of such Member (including in the case of Hollow Creek, any subsidiary or Affiliate of CitiGroup) or to a separate partnership or limited liability company as to which that the transferring Member or an Affiliate of the transferring Member shall be the sole general partner of such separate partnership or the sole manager of such limited liability company, and such transferee may be a Member in lieu of or in addition to the transferring Member. Additionally, each Member shall have the right to pledge, collaterally assign or otherwise hypothecate its interest in the Company, any part of its interest in the Company or any portion of its rights or obligations in the Company or its interest in such a separate Affiliate entity to which such Member transfers all or any part of its interest in the Company. The foreclosure of a permitted pledge or security interest shall be deemed to be an Event of Default under Section 6.2.8 entitling the Non-defaulting Member to purchase the pledged interest of the Defaulting Member for an amount equal to the lesser of (i) the amount secured by the pledged interest and (ii) the fair market value of the pledged interest determined in accordance with the procedures provided in Section F of Addendum I hereto. Without limitation of the foregoing, foreclosure on any such permitted pledge shall be effective to give the foreclosing party (or any purchaser in a foreclosure sale) only the right to receive the share of income, losses and distributions to which the pledgor would otherwise be entitled and shall not be effective to constitute the foreclosing party (or any purchaser in a foreclosure sale) as a "Substitute Member" without the prior written consent of the Non-defaulting Member, which may be given or withheld in the sole discretion of the Non-defaulting Member. Any pledgee of any interest in the Company shall be required to provide the Company with an acknowledgement in writing of its agreement to the foregoing as a condition to the validity of the pledgee's claim against the pledged interest and the failure to provide such acknowledgement shall be deemed to render any non-conforming pledge null and void and not binding against the Company or any Member (other than the pledgor in its individual capacity and not as a Member of the Company).

      7.3 TRANSFERS. The transfer of an interest in the Company shall be subject to all the terms, conditions, restrictions, and obligations of this Agreement, including the provisions of this Article VII. Any assignment, other than one described in Section 7.2, shall be effective to give the assignee only the right to receive the share of income, losses and distributions to which the assignor would otherwise be entitled and shall not be effective to constitute the assignee as a "Substitute Member." An assignee who does not become a Substitute Member shall have no voting rights, no right to examine Company books and records, and no other rights of any kind whatsoever except as described in the preceding sentence. Any assignee of the interest of a Member, other than one described in Section 7.2, shall be admitted as a Substitute Member of the Company only after the following conditions are satisfied:

            (i) All Members consent in writing to the admission of the assignee as a Substitute Member;

           (ii) the duly executed and acknowledged written instrument of assignment has been filed with the Company, setting forth the intention of the assignor that the assignee become a Substitute Member;

          (iii) the assignee has consented in writing in a form satisfactory to the Members to be bound by all of the terms of this Agreement in the place and stead of the assignor; and

           (iv) the assignor and assignee have executed and acknowledged such other instruments as the Members may deem necessary or desirable to effect such admission.

Any assignee of an interest in Company who does not become a Substitute Member and desires to make a further assignment of such interest shall be subject to all the provisions of this Article VII to the same extent and in the same manner as any Member desiring to make an assignment of his interest. Any sale or transfer or purported sale or transfer of an interest in the Company shall be null and void unless made strictly in accordance with the provisions of this
Article VII. The transferee of an interest in the Company, whether a Substitute Member or not, shall itself be subject to all the terms, conditions, restrictions, and obligations of this Article VII.


                                  ARTICLE VIII.

                TERM; TERMINATION; DISSOLUTION AND LIQUIDATION

      8.1 TERM. The Company and the obligations of the Members hereunder shall commence on the date of filing of the Articles of Organization and shall continue until the first to occur of the following:

            8.1.1 the Termination Date (as extended, if applicable) shall occur; or

            8.1.2 Acquisition of all of the entire interests in the Company of the other Members by any one Member, unless such one remaining Member elects to continue the Company; or

            8.1.3 An agreement by all of the Members to terminate the Company; or

            8.1.4 The sale or other disposition of all or substantially all of the Properties and any other assets of the Company and receipt by the Company of the sales price in full; or

            8.1.5 Dissolution of the Company pursuant to the express provisions of Section 6.3 or Section F.8 of Addendum I hereto.

The "Termination Date" shall be the seventh anniversary of the Closing Date, provided that Hollow Creek may, in its sole discretion, extend the Termination Date for up to three one-year periods by written Notice given to Summit at least 180 days prior to the scheduled Termination Date of the original term, of the first extension or of the second extension, as the case may be.

      8.2   WINDING-UP THE COMPANY.

            8.2.1 TERMINATION DATE. Upon the Termination Date, Summit will have the option either to (a) purchase the interests of Hollow Creek and its Affiliates in the Company for an amount in cash equal to the greater of
      (i) the Fair Market Value of such interests or (ii) the aggregate amount of Hollow Creek's (and any such its Affiliates') Capital Contributions (including any Special Capital Contributions or Additional Capital Contributions) less any prior distributions to Hollow Creek and its Affiliates pursuant to Section 4.5, or (b) elect to have all Properties then owned by the Company sold as promptly as commercially reasonable with the proceeds thereof distributed as provided in Article IV and Section
      8.2.2. The sale of the assets of the Company and the discharge of liabilities to creditors shall be effectuated on an orderly basis so as to enable the Members to minimize the normal losses attendant upon a liquidation.

            8.2.2 LIQUIDATION PROCEEDS. The Members shall continue to share profits, gains and losses during the liquidation in the same manner as before dissolution. The proceeds from liquidation of Company assets shall be applied as follows: (i) payment to creditors of the Company in the order of priority provided by law, and the establishment of reserves for any unforeseen liabilities or obligations; and (ii) payments to the Members in accordance with Section 4.6 hereof.

            8.2.3 DISSOLUTION FILING. Upon compliance with the foregoing distribution plan, the Company shall cease to be such, and the Manager and Members shall execute, acknowledge and cause to be filed with the Secretary of State of the State of North Carolina articles of dissolution of the Company.


                                   ARTICLE IX.

                                  MISCELLANEOUS

      9.1   NOTICES.

      (A) IN WRITING; ADDRESSES. All notices, elections, offers, acceptances, demands, consents and reports provided for in this Agreement (herein collectively referred to as "Notices" and individually as a "Notice"), including any Notice of Default, shall be in writing and shall be given to the Company and the Members at the addresses set forth below or at such other addresses as the Company or any of the Members may hereafter specify in writing in the manner set forth in this Section 9.1 for the providing of Notices.

      If to Hollow Creek:     In care of Travelers Investment Group
                              The Travelers Insurance Company
                              One Tower Square
                              Hartford, CT 06183-2030
                              Attention: Joseph W. Sprouls and William P.
                              Geary

         With a copy to:      Robinson, Bradshaw & Hinson, P.A.
                              101 North Tryon Street (19th Floor)
                              Charlotte, NC 28246
                              Attention:  Gibson L. Smith, Jr.

      If to Summit:           Summit Properties Partnership, L.P.
                              212 South Tryon Street
                              Charlotte, NC 28281
                              Attention:  Douglas E. Brout

         With a copy to:      Kennedy Covington Lobdell & Hickman, L.L.P.
                              NationsBank Corporate Center (Suite 4200)
                              100 North Tryon Street
                              Charlotte, NC 28202-4006
                              Attention: David H. Jones

      A copy of any notice or any written communication from the Internal Revenue Service to the Company shall be given to each Member at the address provided for above.

      (B) METHOD. Any Notice of Default or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Eastern standard time) on a business day or on the first business day after the date of transmission if after 3:00 p.m. (Eastern standard time) or on a non-business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier, or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth day after deposit in the mail postage prepaid. Such Notices or communications may also be delivered by hand (provided hand receipt is obtained), by facsimile or by any other method or means permitted by law.

      (C) COPIES. A copy of any notice, service of process, or other document in the nature thereof, received by any Member from anyone other than another Member or the Company, shall be delivered by the receiving Member to the other Members as soon as practicable.

      9.2 WAIVER OF RIGHT OF PARTITION. Each of the Members does hereby agree to and does hereby irrevocably waive any right it may have, whether by statute or by rule of law, to cause any asset of the Company to be partitioned or to file a complaint or to institute any proceeding at law, or in equity, to cause any such asset to be partitioned, or to compel a sale of all or any of the Properties, or any of the other assets of the Company, or any right to take any action which otherwise may be available to such Member for the purpose of severing its relationship with the Company or its interest in the assets of the Company from the interest of the other Members other than any rights such Member may have pursuant to the terms of this Agreement, throughout the term of the Company and during the period of its liquidation following any dissolution.

      9.3 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement shall (a) be construed to create any rights or benefits in any individual or entity other than the Members or (b) be enforceable by any third party.

      9.4 ADDITIONAL DOCUMENTS AND ACTS. Subject to the provisions of this Agreement, each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Company and the achievement of its purposes, specifically including (a) any amendments to this Agreement and such certificates and other documents as the Members deem necessary or appropriate to form, qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America or any jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof.

      9.5 INTERPRETATION. Regardless of the places where the Properties are located, or the place of contracting or the place of performance of this Agreement, or otherwise, this Agreement, all amendments, authorizations and supplementations with respect hereto and the rights and obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of North Carolina without regard to principles of conflict of laws.

      9.6 GENDER AND NUMBER. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter, shall include all of the other genders, and the use of the singular or the plural shall include the use of the other as the identity of the person or persons may require.

      9.7 ENTIRE AGREEMENT. This instrument, including the Exhibits, Schedules and Addendum hereto and the other documents and agreements referred to herein which are entered into in connection herewith, (a) contains the entire agreement of whatsoever kind and nature existing between the Members with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective Members pertaining to the Company, (b) supersedes all prior agreements and understandings relating to the subject matter contained herein, including but not limited to the non-binding letter of intent to form this Company signed by Hollow Creek and Summit on September 2, 1998, and (c) all previous understandings or agreements are hereby merged herein.

      9.8 REFERENCES TO THIS AGREEMENT. Numbered or lettered Articles, Sections, Subsections, Exhibits, Schedules and Addendum herein contained or referred to mean the Articles, Sections, Subsections Exhibits, Schedules and Addendum of this Agreement unless otherwise expressly stated.

      9.9 HEADINGS. All titles of Articles, Sections, Subsections, Exhibits, Schedules and the Addendum are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

      9.10 BINDING EFFECT. Except as otherwise expressly stipulated to the contrary herein, this Agreement shall inure to the benefit of and be binding upon the Members, and their respective heirs, executors, legal representatives, nominees, successors and permitted assigns and any reference in this Agreement to any Member shall be deemed to include a reference to the heirs, executors, legal representatives, nominees, successors and permitted assigns of each such Member.

      9.11 COUNTERPARTS. For the convenience of the Members, this Agreement may be executed in any number of counterparts, and provided each Member hereto has executed and delivered at least one counterpart hereof (which need not be the counterpart executed by another Member) each counterpart shall be deemed to be an original instrument and all of such counterparts together shall constitute one and the same Agreement.

      9.12 AMENDMENTS; WAIVERS. This Agreement may not be amended, altered, modified or terminated in any manner other than by a written instrument executed by all of the Members. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

      9.13 EXPENSES; FEES AND COMMISSIONS. Each of Summit, on the one hand, and Hollow Creek, on the other hand, will each bear its own legal and other expenses associated with negotiating and closing the transactions contemplated by this Agreement, provided that Summit shall be solely responsible for (i) 25% of the transaction and closing costs incurred by Hollow Creek under or in connection with the Purchase Agreement and (ii) all costs of both Hollow Creek and Summit incurred in effectuating the Capital Contributions of the Properties to the Company. Notwithstanding the foregoing, Hollow Creek shall be responsible for 75% and Summit 25% of the costs incurred for title examinations, title insurance, surveys, and environmental due diligence in connection with the Summit Properties. Each Member hereby represents to each other Member that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions contemplated by this Agreement based on arrangements or agreements made by or on behalf of such Member, and each Member hereby indemnifies and agrees to defend, save and hold each other Member harmless from and against all liabilities, costs, damages and expenses from any such claims (including but not limited to attorneys' fees, court costs and any other expenses of litigation).

      9.14 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

      9.15 POLITICAL CONTRIBUTIONS. Any provision herein to the contrary notwithstanding, no money or property of the Company shall be paid or used or offered, nor shall any Member or any manager directly or indirectly pay or use or offer, consent or agree to pay or use any money or property of the Company, for or in aid of any political party, committee or organization, or for, or in aid of, any entity organized or maintained for political purposes, or for, or in aid of, any candidate for political office or for nomination for such office, or in connection with any election including referendum or constitutional amendment, or for any political purpose whatever, or for lobbying in connection with legislation or regulations thereunder, or for the reimbursement or indemnification of any entity for moneys or property so used. The terms of the Property Management Agreement referenced in Section 5.3 or in any subsequent Property Management Agreement shall require that the manager agree to the provisions of this Section 9.15.

      9.16 FINANCIAL INFORMATION. Each Member shall, upon the written request of any other Member, promptly furnish to the requesting Member a certified copy of the most recent audited financial statements of such Member or its ultimate parent, or any general partner of such Member, together with a copy of all other information, if any, filed by such Member, or such general partner of such Member, during the immediately preceding 12 calendar month period, with the Securities and Exchange Commission.

      9.17 AGREEMENT DRAFTING. The parties have worked together to draft this Agreement, and no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Member by any court or other governmental or judicial authority by reason of such Member having or being deemed to have structured or drafted such provision.

      9.18 DISCLOSURE OF INFORMATION; CONFIDENTIALITY. No formal press releases or other similar information regarding the Company or the Property shall be provided by any Member, Affiliate, or employee or agent of any Member or Affiliate to any form of mass media communication entity, or employee thereof, for dissemination to the general public until each Member has reviewed the content of such information and has given its prior written consent for the distribution of such information. Each Member agrees to keep confidential, pursuant to its customary procedures for handling its own confidential information of a similar nature, the terms of this Agreement and other non-public information concerning the Properties and the business of the Company; provided, however, that any Member may disclose such information (i) to its directors, officers, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any regulatory authority, court or other governmental authority having or asserting jurisdiction over such Member, (iii) as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable requirement of law, (iv) in connection with any proceeding to enforce its rights hereunder or under any other document referred to in Article III or otherwise entered into in connection with the transactions contemplated hereby or any other litigation or proceeding related hereto or to which it is a party, and (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement.

      9.19 SPECIFIC PERFORMANCE. The parties recognized that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party), shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

      9.20 ORGANIZATIONAL AND FICTITIOUS NAME FILINGS. The Manager is hereby authorized to execute and file the articles of organization pursuant to the

Act and to execute or cause to be executed all other instruments, certificates, notices and documents, and to do or cause to be done all such filing, recording, publishing and other acts as may be deemed by the Manager to be necessary or appropriate from time to time to comply with all applicable requirements for the formation or operation or, when appropriate, termination of a limited liability company in the State of North Carolina and all other jurisdictions where the Company does or shall desire to conduct its business.


                                   ARTICLE X.

                                  DEFINED TERMS

      10.1 DEFINITIONS. The following capitalized terms shall have the meanings specified in this Article X. Other terms are defined in the text of this Agreement and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

      "AAA" has the meaning specified in Section E.1 of Addendum I hereto.

      "ACT" has the meaning specified in Section 1.1.

      "ACCOUNTANTS". The accounting firm which shall be selected by the Manager and retained by the Company.

      "ADDITIONAL CAPITAL CONTRIBUTION(S)" has the meaning specified in Section 3.7.

      "ADDITIONAL EQUITY CONTRIBUTION" has the meaning specified in Section 6.4.

      "AFFILIATE" means, with respect to each Member, any Person, firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with such Member, and with respect to each Member, any firm, corporation, partnership, association, trust or other entity which is controlled by such Member. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Member, whether through the ownership of voting securities, by contract, or otherwise.

      "AGREED VALUE" has the meaning specified in Section 2.7.

      "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

      "ALTERNATIVE LOAN PROPOSAL" has the meaning specified in Section C(2) of Addendum I hereto.

      "APPROVED LEASE(S)" means lease agreements with tenants for apartments in the Buildings which are in a form approved by Hollow Creek.

      "ARBITRATION" shall mean the arbitration procedure specified in Section E of Addendum I hereto.

      "AUTHORIZED REPRESENTATIVE" shall mean with respect to any Member, any member or officer of such Member having the authority to take the applicable action on behalf of such Member.

      "BANKRUPTCY CODE" shall mean Title XI of the United States Code, 11 U.S.C. Sections 101 et seq., as amended, or any corresponding provision of any succeeding law.

      "BASE RATE" has the meaning specified in Section 2.11.

      "BUDGET" shall mean the annual budget for the Company adopted by the Members, provided that if a Budget is not adopted for any year, the preceding year's Budget shall continue in effect with (i) an increase in line items for taxes, insurance and utilities to reflect the actual cost of such items in the succeeding year and (ii) an increase in each other line item of 5%.

      "BUILDING" shall mean each apartment building on the Properties.

      "BUY-SELL" shall mean the buy-sell procedure specified in Section F of Addendum I hereto.

      "BUY-SELL NOTICE" has the meaning specified in Section F.1 of Addendum I hereto.

      "BUY-SELL PRICE" has the meaning specified in Section F.1 of Addendum I hereto.

      "CAPITAL" has the meaning specified in Section 3.8.

      "CAPITAL PROCEEDS" means that portion of Cash Flow which constitutes the amount by which any net cash proceeds (including but not limited to insurance proceeds) received or collected by the Company from a significant event of a capital nature (a) from any sale or exchange (including any condemnation or conveyance in lieu of condemnation) of any Property (including any payments and interest income received by the Company from the collection or sale of any promissory notes or other evidences of indebtedness derived from any such sale),
(b) from any financing or refinancing (including the Mortgage) which is secured by the Property or any other capital assets of the Company, (c) as a result of any damage or destruction of any Property and not connected with a liquidation of the Company, and (d) from any policy of title insurance that exceeds any closing or other costs incurred or required to be paid by the Company in connection with any such sale, condemnation, financing, refinancing or casualty (including, but not limited to any amount required to be paid by the Company in reduction or satisfaction of any prior loans, financing or refinancing [including the Mortgage] or other indebtedness other than Loans and any amounts applied toward repair, restoration or replacement of a Property).

      "CASH FLOW" means all cash received by the Company from whatever source, including but not limited to (a) the gross receipts from the operation of all or any portion of the Property or any other capital assets of the Company, (b) the proceeds of the Mortgage and any other loans, financing or refinancing of the Property, (c) Initial Capital Contributions, Special Capital Contributions and Additional Capital Contributions, (d) the net proceeds from sales, condemnation or damage of a part or parts of the Properties and not connected with a liquidation of the Company, and (e) the proceeds of any rent interruption insurance less (w) cash reserves in amounts as determined by the Manager sufficient for payment of taxes, insurance, maintenance, repairs and other operating expenses and for capital expenditure requirements of the Company, (x) all operating expenditures for the operation of the Property or the Company in excess of cash reserves maintained to pay for certain operating expenses of the Property or the Company, (y) any amount paid for capital expenditures in excess of cash reserves maintained to pay for capital expenditures of the Company, and
(z) the amount of payments made on account of interest and principal upon any loans, financing or refinancing secured by the Property (including payment of the Mortgage) or any other capital assets of the Company or any other loans to the Company other than Loans. In computing Cash Flow no deductions shall be made for depreciation or amortization (as such terms are used in the application of generally accepted accounting principles). Cash Flow shall be computed monthly on an estimated basis and shall be adjusted at the end of each 12 calendar month period to reflect accurately the results of each Fiscal Year of the Company. The Manager may elect to adjust the Cash Flow at the end of any Fiscal Year which is less than 12 calendar months to reflect accurately the results of each Fiscal Year of the Company. Any distributions of Cash Flow shall be based on such monthly estimates and shall be conditional distributions to the Members subject to such reconciliations of Cash Flow. At such time as the Cash Flow of the Company is finally determined at the end of any Fiscal Year or 12 calendar month period, as the case may be, the Company shall distribute to the Members their respective, remaining and undistributed shares of Cash Flow for such Fiscal Year or 12 calendar month period and the liability of the Members for the conditional distributions of Cash Flow for such Fiscal Year or 12 calendar month period shall terminate on the date of such distributions. If the conditional distributions of Cash Flow for such Fiscal Year or 12 calendar month period, as the case may be, exceeds a Member's distributive share of Cash Flow for such period as finally determined, the Manager shall issue a Notice to Finance to the Member and such Member shall, within 20 days of receipt of the Notice to Finance by such Member, contribute such excess to the Company as an Additional Capital Contribution.

      "CLOSING DATE" has the meaning specified in Section 3.1.

      "CLOSING NOTICE" has the meaning specified in Section 3.1.

      "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

      "COMPANY" shall mean Station Hill L.L.C.

      "COMPANY VALUE" has the meaning specified in Section F.1 of Addendum I hereto.

      "COMPUTATION DATE" has the meaning specified in Section 6.4.

      "DAMAGES" shall mean any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, expenses, costs and expenses (including, without limitation, attorneys' fees and expenses and interest on any or all of the foregoing).

      "DEFAULT AMOUNT" has the meaning specified in Section 6.4.

      "DEFAULTING MEMBER" has the meaning specified in Section 6.2.

      "ENVIRONMENTAL PAYMENT" has the meaning specified in Section 3.6.

      "EVENT OF DEFAULT" has the meaning specified in Section 6.2.

      "FISCAL YEAR" has the meaning specified in Section 2.2.

      "HOLLOW CREEK CLOSING CONDITIONS" has the meaning specified in Section
3.4.

      "HOLLOW CREEK DEED" has the meaning specified in Section 3.2.

      "HOLLOW CREEK PROPERTIES" means the Properties identified on Schedule I hereto as "Hollow Creek Properties", which Properties are on the Closing Date to be purchased by Hollow Creek from Summit and contributed by Hollow Creek to the Company as its Initial Capital Contribution.

      "INITIAL CAPITAL CONTRIBUTION(S)" shall mean the capital contributions specified as such in Section 3.2(a) and (b).

      "INTEREST HOLDER" means any Person who holds an Interest, whether as a Member or an unadmitted assignee of a Member.

      "LAND" shall mean the Land constituting the Properties.

      "LENDER" shall mean the financial institution making the loan secured by the Mortgage, which financial institution shall be approved by Hollow Creek.

      "LIQUIDATING MEMBER(S)" shall mean the Member(s) in sole charge of winding up the Company and having the powers described in Article VIII.

      "LOAN(S)" has the meaning specified in Section 2.11.

      "LOAN PROPOSAL" has the meaning specified in Section C(2) of Addendum I hereto.

      "MAJOR DECISIONS" has the meaning specified in Section 5.1.6.

      "MANAGER" has the meaning specified in Section 5.2.

      "MEDIATION NOTICE" has the meaning specified in Section D(2) of Addendum I hereto.

      "MEDIATION PROCEDURE" has the meaning specified in Section D(2) of Addendum I hereto.

      "MEMBER(S)" means Summit, Hollow Creek and their respective nominees or assigns, collectively, and any of them when the reference is singular.

      "MEMBER LOAN" has the meaning specified in Section 6.3.2.

      "MEMBERSHIP INTEREST" means an Interest Holder's share of the Profits and Losses of, and the right to receive distributions from, the Company.

      "MORTGAGE" has the meaning specified in Section 3.4.11.

      "MORTGAGE DOCUMENTS" has the meaning specified in Section 3.4.11.

      "NET CASH FLOW" means Cash Flow other than Capital Proceeds.

      "NEW LLC" has the meaning specified in Section F.5.5 of Addendum I hereto.

      "NON-DEFAULTING MEMBER" has the meaning specified in Section 6.2.

      "NOTICE(S)" has the meaning specified in Section 9.1.

      "NOTICE OF DEFAULT" has the meaning specified in Section 6.2.

      "OTHER PARTIES" has the meaning specified in Section F.1 of Addendum I hereto.

      "PARTY-APPOINTED ARBITRATOR" has the meaning specified in Section E.2(b) of Addendum I hereto.

      "PERCENTAGES" means, as to a Member, the percentage set forth after the Member's name on Schedule II, as amended from time to time, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Membership Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Membership Interest.

      "PERSON" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

      "PROFIT" and "LOSS" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with Code ss. 703(a), with the following adjustments:

            (I) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

           (II) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

          (III) any expenditures of the Company, described in Code Section 705(a)(2)(B) (or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

           (IV) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for Federal income tax purposes; and

            (V) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset.

      "PROPERTY" means each of the Properties listed on Schedule I hereto and Properties mean all of the Properties.

      "PROPERTY MANAGEMENT AGREEMENT" has the meaning specified in Section 5.3.

      "PROPERTY MANAGER" has the meaning specified in Section 5.3.

      "PROPOSING MEMBER" has the meaning specified in Section C(2) of Addendum I hereto.

      "PURCHASE AGREEMENT" has the meaning specified in Section 3.2.

      "RECEIVING MEMBER" has the meaning specified in Section C(2) of Addendum I hereto.

      "REIT" has the meaning specified in Section 1.5.


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

      "REPLY NOTICE" has the meaning specified in Section F.1 of Addendum I hereto.

      "REPLY PRICE" has the meaning specified in Section F.1 of Addendum I hereto.

      "RELATED PERSON" shall mean any Member of the Company, the Manager or any officer, director, manager, member, stockholder, partner or employee of any Member of the Company or the Manager.

      "SHORTFALL AMOUNT" has the meaning specified in Section 6.3.2.

      "SPECIAL CAPITAL CONTRIBUTION(S)" has the meaning specified in Section
3.2.

      "SUMMIT CLOSING CONDITIONS" has the meaning specified in Section 3.5.

      "SUMMIT DEED" has the meaning specified in Section 3.2.

      "SUMMIT PROPERTIES" means the Properties identified on Schedule I hereto as "Summit Properties", which Properties are to be contributed by Summit to the Company on the Closing Date as its Initial Capital Contribution.

      "TERMINATION DATE" has the meaning specified in Section 8.1.

      "TRANSFER" has the meaning specified in Section 7.1.

      "TREASURY REGULATION" or "REGULATIONS" means the United States Treasury tax regulations, including any temporary regulations, from time to time promulgated under the Code.

      "TTIC" has the meaning specified in Section 1.5.


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      IN WITNESS WHEREOF, the parties hereto have executed this Operating
Agreement as of the day and year first above written.


                                    HOLLOW CREEK, L.L.C., a North Carolina
                                    limited liability company

                                    BY:   THE TRAVELERS INSURANCE COMPANY, a
                                          Connecticut corporation, its sole
                                          member


                                    By:    /s/ B. Charles Milner
                                       --------------------------------------
                                    Its:    Vice President


                                    SUMMIT PROPERTIES PARTNERSHIP, L.P., a
                                    Delaware limited partnership

                                    BY:   SUMMIT PROPERTIES, INC., a Maryland
                                          corporation, its sole general
                                          partner


                                    By:    /s/ Doug Brout
                                       --------------------------------------
                                    Its:    Vice President


                                    The undersigned executes this Agreement
                                    solely to evidence his withdrawal as a
                                    member of the Company:


                                        /s/H. Spence III
                                    -----------------------------------------
                                    Herman Spence III

The undersigned hereby executes and delivers this Agreement to evidence its agreement to be bound by the terms hereof, as of the date of first above written:


                              STATION HILL L.L.C., a North Carolina
                              limited liability company

                              By:   SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                                    a Delaware limited partnership, its
                                    Managing Member

                              By:   SUMMIT PROPERTIES INC., a Maryland
                                    corporation, its sole general partner


                                    BY: /s/ Gregg D. Adzema
                                       --------------------------------------
                                          Gregg D. Adzema, Vice President





                                      68-A

EXHIBIT INDEX


Exhibit Reference      Content
-----------------      -------

Exhibit "A"            Summit Special Warranty Deeds
Exhibit "B"            Hollow Creek Special Warranty Deeds
Exhibit "C"            Rent Rolls
Exhibit "D"            Service Contracts
Exhibit "E"            Form of Property Management Agreement
Exhibit "F"            Intentionally Deleted
Exhibit "G"            Permitted Encumbrances
Exhibit "H"            Intentionally Deleted
Exhibit "I"            Intentionally Deleted
Exhibit "J"            Intentionally Deleted
Exhibit "K"            Intentionally Deleted
Exhibit "L"            Schedule of Current Insurance